As filed with the Securities and Exchange Commission December 27, 2013	Registration Statement No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

LUSTROS, INC.

(Exact name of registrant as specified in its charter)

Utah	45-5313260	5731
(State or other jurisdiction of	(I.R.S. Identification Number)	(Primary Standard Industrial
incorporation or organization)		Classification Code Number)

9025 Carlton Hills Blvd. Suite A

Santee, CA 92071

Telephone 619-449-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trisha Malone

9025 Carlton Hills Blvd. Suite A

Santee, CA 92071

Telephone 619-449-4800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jolie Kahn, Esq.

1020 Riverview

Conshohocken, PA 19428

(215) 253-6645

Approximate Date of Commencement of Proposed Sale to the Public: At such time or times after the effective date of this registration statement as the selling stockholders shall determine.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share(1)	26,808,386	$0.28	$7,506,348.08	$966.82

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder as to include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends, and similar transaction.

(2)	Estimated for the purpose of determining the registration fee pursuant to Rule 457(c), based on the average of the bid and asked price as of December 20, 2013.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in the prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

26,808,386 Shares of Common Stock

This prospectus relates to the offer and sale of up to 26,808,386 shares of common stock of Lustros, Inc., a Utah corporation, issued to certain selling stockholders, pursuant to resolution of the Company’s Board of Directors dated December 20, 2013, registration of 14,958,386 of which shares were issued to selling shareholders pursuant to various private placement transactions or received as gifts to those selling stockholders in a series of private placement transactions in 2012 and January 2013, and an aggregate of 11,850,000 of which were issued to certain selling stockholders pursuant to the Registration Rights Agreement between the Company and certain selling stockholders, dated as of November 15, 2013, pursuant to which 9,875,000 shares issued to such selling stockholders and 1,975,000 shares underlying warrants issued to such selling stockholders are to be registered for resale by the Company.

This prospectus covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment and also by reason of stock splits, stock dividends, and other events described therein.

Unless otherwise noted, the terms “the Company,” “our Company,” “Lustros,” “we,” “us” and “our” refer to Lustros, Inc. and its subsidiaries.

The selling stockholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more privately negotiated transactions at prices acceptable to the selling stockholders, or otherwise, so long as our common stock is trading on the OTCQB, and if it is not trading on the OTCQB, OTCBB or a listed exchange, sales may only take place at fixed prices.

We are registering these shares of our common stock for resale by the selling stockholders named in this prospectus, or their transferees, pledgees, donees or assigns or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer. We will not receive any proceeds from the sale of shares by the selling stockholders. These shares are being registered to permit the selling stockholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling stockholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “PLAN OF DISTRIBUTION” beginning of page 75. In connection with any sales of the common stock offered hereunder, the selling stockholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses related to the registration of the shares covered by this prospectus. The selling stockholders will pay any commissions and selling expenses they may incur.

Our common stock trades on the OTCQB under the symbol “LSTS”. The closing sale price on the OTCQB on December 20, 2013, was $0.28 per share.

Our principal executive offices are located at 9025 Carlton Hills Blvd., Santee, CA 92071. Our telephone number at that address is 619-449-4800.

Investing in the common stock offered by this prospectus is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 27, 2013

TABLE OF CONTENTS

SUMMARY	2
RISK FACTORS	4
USE OF PROCEEDS	11
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2012, AND THE QUARTER ENDED SEPTEMBER 30, 2013, RESPECTIVELY	22
BUSINESS	56
LEGAL PROCEEDINGS	61
MANAGEMENT	62
EXECUTIVE COMPENSATION	68
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	70
Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	71
DESCRIPTION OF TRANSACTIONS GIVING RISE TO THE S-1	73
THE SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION	73
PLAN OF DISTRIBUTION	75
DESCRIPTION OF SECURITIES	76
LEGAL MATTERS	78
EXPERTS	78
WHERE YOU CAN FIND MORE INFORMATION	78
INFORMATION INCORPORATED BY REFERENCE	78
PART II – INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
SIGNATURES	II-5

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the Securities and Exchange Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Risk Factors” beginning on page 4 and any supplements before making a decision to invest in our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The common stock is not being offered in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.

Cautionary Note Regarding Forward-Looking Information

This prospectus, in particular the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing herein, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended , and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding our assumptions about financial performance; the continuation of historical trends; the sufficiency of our cash balances for future liquidity and capital resource needs; the expected impact of changes in accounting policies on our results of operations, financial condition or cash flows; anticipated problems and our plans for future operations; and the economy in general or the future of the copper sulfate industry, all of which are subject to various risks and uncertainties.

When used in this prospectus as well as in reports, statements, and information we have filed with the Securities and Exchange Commission, in our press releases, presentations to securities analysts or investors, in oral statements made by or with the approval of an executive officer, the words or phrases “believes,” “may,” “will,” “expects,” “should,” “continue,” “anticipates,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

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PROSPECTUS SUMMARY

This summary highlights important information about this offering and our business. It does not include all information you should consider before investing in our common stock. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes, before you decide to invest.

Our Company

References in this Prospectus to the “Company”, “we”, “us” or “our” refer to Lustros, Inc., a Utah corporation (“Lustros”), and its consolidated subsidiaries including, Bluestone, S.A, (“Bluestone”), Lustros Chile SpA (“Lustros Chile”), Mineraltus SA (“Mineraltus”) and Sulfatos Chile, S.A., (“Sulfatos Chile”). The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this filing.

We are a pre-revenue development stage company that intends to market and sell the high quality food-grade copper sulfate obtained by processing copper ores and tailings at Company-owned processing facilities in Chile.

On March 9, 2012, Lustros acquired all of the outstanding capital stock and rights to acquire capital stock of Bluestone, S.A. a Chilean corporation ("Bluestone"), in exchange for 60,000,000 shares of its common stock (the "Bluestone Acquisition"). As of the closing, these shares represented 96.7% of Lustros' outstanding common stock. For financial reporting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition with Bluestone the acquiring entity and Lustros as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012. Because Bluestone commenced operations in January 2012, there are no results of operations for Bluestone prior to that date.

On February 15, 2012, Bluestone purchased a 60% equity interest in Sulfatos Chile, S.A. from Santa Teresa Minerals S.A., a Chilean corporation ("Santa Teresa Minerals"). The purchase price for the equity interest was: (a) a 20% interest in Bluestone; (b) $2.2 million, with $1.1 million paid by assumption of a demand loan payable by Santa Teresa Minerals to Angelique de Maison, and the balance of $1.1 million to be paid in monthly installments from time to time upon demand by Santa Teresa Minerals. As of December 31, 2012, the entire purchase price has been paid. On October 16, 2012 Angelique de Maison entered into an agreement with Santa Teresa Minerals pursuant to which Santa Teresa Minerals waived and released any claim to any Equity Interests in Bluestone or Lustros and their affiliated companies, with Bluestone and Lustros Inc. express third party beneficiaries of that waiver and release. As such, Santa Teresa Minerals' 20% interest in Bluestone has been cancelled, and Bluestone is a wholly owned subsidiary of Lustros. This acquisition has been treated as an "asset purchase" for financial reporting purposes. Because the acquisition was between related parties, the purchase price has been allocated to additional paid-in capital and the assets and liabilities were carried over at historical costs. Results of operations for Sulfatos have been reflected in the Company's financial statements from the closing date.

On March 25, 2012, the Company sold the assets (including the "Power-Save" name) of its renewable energy and energy savings product business in which it had engaged prior to the Bluestone Acquisition, to the former management of the Company. The purchase price for the assets was the cancellation of obligations for unpaid salaries and other monies owed to prior management and the assumption by the buyer of certain liabilities of the Company related to the Power-Save business.

Our Business

We will process copper ore at our copper sulfate processing plant in Puerto Oscuro, Chile. We will obtain the copper ore from our 1,325 hectare Anica copper mine or by purchase from local artisanal miners. On July 25, 2013 the Company announced that Sulfatos Chile SpA, had begun pilot production of Pentahydrate Copper Sulfate at its multi-million dollar, state-of-the-art facility. The plant capacity is three times its original design and is capable of processing up to 15,000 tons of mineral per month. It is currently permitted at 5,000 tons per month and permit applications for increased production will be filed very shortly. Current production is expected to result in approximately 529,000 pounds (240,000 kilos) of Pentahydrate Copper Sulfate per month. The current plant capacity of 15,000 tons per month will occur upon receiving permits for unlimited production which we expect to receive in the fourth quarter of 2013 or first quarter of 2014. Cash flow from this first phase is expected to begin in the fourth quarter of 2013 or the first quarter of 2014 and will fund future expansion for an additional 25,000 ton processing plant.

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The Offering

Common stock offered by the selling stockholders:	Up to 26,808,386 shares of our common stock, par value $0.001 per share, are being offered by the selling stockholders.

Offering prices:	The shares offered by this prospectus may be offered and sold at prevailing market prices or such other prices as the selling stockholders may determine.

Common stock outstanding:	97,169,346 shares as of December 27, 2013.

Dividend policy:	Dividends on our common stock may be declared and paid when and as determined by our board of directors. We have not paid and do not expect to pay dividends on our common stock.

OTCQB:	LSTS

Use of proceeds:	We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the selling stockholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the selling stockholders at the time they sell their shares.

Risk Factors

See “Risk Factors” beginning on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Our Address

Our principal executive offices are located 9025 Carlton Hills Blvd., Santee, CA 92071. Our telephone number at that address is 619-449-4800.

We are registering the shares being offered under this prospectus pursuant to resolution of the Company’s Board of Directors dated December 20, 2013, registration of 14,958,386 of which shares were issued to selling shareholders pursuant to various private placement transactions or received as gifts to those selling stockholders in a series of private placement transactions in 2012 and January 2013, and an aggregate of 11,850,000 of which were issued to certain selling stockholders pursuant to the Registration Rights Agreement between the Company and certain selling stockholders, dated as of November 15, 2013, pursuant to which 9,875,000 shares issued to such selling stockholders and 1,975,000 shares underlying warrants issued to such selling stockholders are to be registered for resale by the Company.

The number of shares of common stock that will be outstanding immediately after this offering is based on the 97,169,346 shares of our common stock outstanding as of December 27, 2013 The number of shares of common stock that will be outstanding immediately after this offering does not include:

Conversion of preferred stock to common stock or exercise of outstanding warrants.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our common stock could decline and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS TO OUR BUSINESS

Precious metal exploration and production involves a high degree of risk, and as a result, our mine may never become commercially viable.

The exploration and production of precious metals involves a high degree of risk.  Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. The Anica Mine may not contain commercial quantities of precious metals. Furthermore, none of the projects have not yet been established as proved or probable mineral reserves as defined by the SEC. The SEC has defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. In order to demonstrate the existence of proven or probable reserves with respect to these properties, it would be necessary for us to perform additional exploration to demonstrate the existence of sufficient mineralized material with satisfactory continuity and then obtain a positive feasibility study. Establishing reserves also requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically and legally extracted and produced.  We have not completed a feasibility study with regard to all or a portion of any of our properties to date.  The absence of proven or probable reserves makes it more likely that our properties may never be profitable and that the money we have spent on exploration and development may never be recovered.

Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

•	economically insufficient mineralized material;

•	fluctuations in production costs that may make mining uneconomical;

•	labor disputes;

•	unanticipated variations in grade and other geologic problems;

•	environmental hazards;

•	water conditions;

•	difficult surface or underground conditions;

•	industrial accidents;

•	metallurgical and other processing problems;

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•	mechanical and equipment performance problems;

•	failure of pit walls or dams;

•	unusual or unexpected rock formations;

•	personal injury, fire, flooding, cave-ins and landslides; and

•	decrease in reserves due to lower prices for the precious metals being mined.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

Estimates of mineralized material are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated, which may have an adverse effect on our ability to achieve profitability.

Unless otherwise indicated, estimates of mineralized material presented in our press releases and regulatory filings are based upon estimates made by us and our consultants.  When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material on our properties.  Until mineralized material is actually mined and processed, it must be considered an estimate only.  These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable.   We cannot assure you that:

•	these estimates will be accurate;

•	resource or other mineralization estimates will be accurate; or

•	this mineralization can be mined or processed profitably.

Any material changes in estimates of mineralized material will affect the economic viability of placing a property into production and such property’s return on capital.  There can be no assurance that minerals recovered in small scale metallurgical tests will be recovered at production scale. These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable.

The mineralized material estimates have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove inaccurate.  Extended declines in market prices for copper and/or copper sulfate may render portions of our material uneconomic and adversely affect the commercial viability of one or more of our properties and could have a material adverse effect on our results of operations or financial condition.

Our existing production is limited and our ability to become and remain profitable over the long term may depend on our ability to obtain copper ore from other miners, which we may not be able to do.

Precious metal mines properties are wasting assets.  They eventually become depleted or uneconomical to continue mining.   Accordingly, our ability to become and remain profitable over the long term depends on our ability to obtain copper ore from other sources.  The acquisition of copper ore is subject to competition.  Companies with greater financial resources, larger staff, and more experience may be in a better position than us to compete for such materials.  If we are unable to find and economically purchase materials, we most likely will not be profitable on a long term basis and the price of our Common Stock may suffer.

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The volatility of the price of precious metals could adversely affect our future operations and, if warranted, our ability to develop our properties.

The potential for profitability of our operations, the value of our properties and our ability to raise funding to conduct continued exploration and development, if warranted, are directly related to the market price of copper and copper sulfate.  The price of copper and copper sulfate found or produced on our properties may also have a significant influence on the market price of our Common Stock and the value of our properties.  Our decision to put a plant into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received.

The price of copper and copper sulfate is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, and the political and economic conditions of major producing countries throughout the world. The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event prices for copper or copper sulfate decline or remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

We currently do not enter into forward sales, commodity, derivatives or hedging arrangements and as a result we are exposed to the impact of any significant decrease in prices which could have a material adverse effect on our ability to generate revenue.

We will sell the copper sulfate we are producing at the prevailing market price. Currently, we do not enter into forward sales, commodity, derivative or hedging arrangements to establish a price in advance for the sale of future copper sulfate production, although we may do so in the future. As a result, we may realize the benefit of any short-term increase in the price, but we are not protected against decreases in the price, and if the price decreases significantly, our revenues may be materially adversely affected.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations.

Our current and future operations, including development activities and commencement of full production, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in property exploration and the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. We cannot predict if all permits, which we may require for continued exploration, development or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Depending upon the significance of the particular project when compared with our total holdings, any liability could have a material adverse effect upon our business operations.

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The Company may enter into joint venture and option agreements with other parties, which could decrease our ownership interest and control over such properties.

We may, in the future, enter into option or joint venture agreements and we may have our interest in the properties subject to such agreements reduced or terminated as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the cost required to complete recommended programs. In many joint ventures or option arrangements, we would give up control over decisions to commence work and the timing of such work, if any.

Since most of our expenses are paid in Chilean pesos, we are subject to adverse changes in currency values that may adversely affect our results of operation.

Our operations in the future could be affected by changes in the value of the Chilean peso against the United States dollar.  The appreciation of non-US dollar currencies such as the peso against the United States dollar increases expenses and the cost of purchasing capital assets in United States dollar terms in Chile, which can adversely impact our operating results and cash flows. Conversely, depreciation of non-US dollar currencies usually decreases operating costs and capital asset purchases in United States dollar terms. The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates.

Title to our properties may be subject to other claims, which could affect our property interests and claims.

There are risks that title to our properties may be challenged or impugned. All of our properties are located in Chile and may be subject to prior unrecorded agreements or transfers and title may be affected by undetected defects. There may be valid challenges to the title of our properties, which, if successful, could impair development and/or operations. This is particularly the case in respect of those portions of the properties in which we hold our interest solely through a lease with the claim holders, as such interest is substantially based on contract and has been subject to a number of assignments (as opposed to a direct interest in the property).

In the event of a dispute regarding title to our claims or any facet of our operations, it may be necessary for us to resolve the dispute in Chile, where we would be faced with unfamiliar laws and procedures.

In the event of a dispute regarding title to our claims and interests or any facet of our operations, it may be necessary for us to resolve the dispute in Chile, where we would be faced with unfamiliar laws and procedures. The resolution of disputes in foreign countries can be costly and time consuming, similar to the situation in the United States. However, in a foreign country, we face the additional burden of understanding unfamiliar laws and procedures.  We may not be entitled to a jury trial, as we might be in the United States. Further, to litigate in any foreign country, we would be faced with the necessity of hiring lawyers and other professionals who are familiar with the foreign laws. For these reasons, we may incur unforeseen losses if we are forced to resolve a dispute in Chile or any other foreign country.

Increased costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to plans, if any, in response to the availability of ore. In addition, costs are affected by the price of commodities such as solvents, fuel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

A shortage of equipment, materials and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies, materials and equipment to carry out our operations. The shortage of such supplies, materials, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

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We do not insure against all risks to which we may be subject in our planned operations.

We do not maintain insurance to cover all of the potential risks associated with our operations. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage, if any, or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We will require substantial additional capital to develop our current properties, acquire additional properties and to participate in the development of those properties. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from shareholders and from private equity offerings. Our ability to access capital will depend on our success in participating in properties that are successful producing precious metals at profitable prices. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

Recent market events and general economic conditions may adversely affect our ability to achieve successful operations.

The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries, including the mining industry, are impacted by these market conditions. Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions could cause the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect our growth and profitability. Specifically:

•	the global credit/liquidity crisis could impact the cost and availability of financing and our overall liquidity;

•	the volatility of prices for precious metals may impact our revenues, profits and cash flow;

•	volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

•	the devaluation and volatility of global stock markets impacts the valuation of our equity securities.

These factors could have a material adverse effect on our financial condition and results of operations.

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Our business may be adversely affected by risks associated with foreign operations.

Our mining properties are currently located in Chile, and in the future we may acquire other mining operations based outside of the United States. Political uncertainties, economic changes, civil unrest, exchange rate fluctuations, adverse changes in legal requirements, including tax, tariff and trade regulations and other difficulties in working with companies managed outside the United States could seriously harm the development of our business and ability to operate. Further, as we do more business in an increasing number of countries, our business becomes more exposed to the impact of the political and economic uncertainties, including government oversight, of foreign jurisdictions.

Our officers and directors may be subject to conflicts of interest.

Most of our officers and directors serve only part time and may be subject to conflicts of interest based on their other business endeavors. Each of our executive officers and directors devotes part of their working time to other business endeavors, including consulting relationships with other corporate entities, and has responsibilities to these other entities. Because of these relationships, our officers and director may be subject to conflicts of interest, including deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us.

If we do not comply with the U.S. Foreign Corrupt Practices Act, we may become subject to monetary or criminal penalties.

The U.S. Foreign Corrupt Practices Act generally prohibits companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business. We currently take precautions to comply with this law. However, these precautions may not protect us against liability, particularly as a result of actions that may be taken in the future by agents and other intermediaries through whom we have exposure under the Foreign Corrupt Practices Act even though we may have limited or no ability to control such persons. Our competitors include foreign entities that are not subject to the Foreign Corrupt Practices Act, and hence we may be at a competitive disadvantage.

We have never been profitable, we may never be profitable, and, if we become profitable, we may be unable to sustain profitability.

We have never been profitable, we may never be profitable, and, if we become profitable, we may be unable to sustain profitability. We expect to incur significant losses for the foreseeable future.

Our recent audited financial statements contain, and our future audited financial statements are likely to continue to contain, an explanatory paragraph expressing uncertainty regarding our ability to continue as a going concern. The inclusion of this paragraph may make it more difficult for us to raise additional capital on acceptable terms.

The report of independent registered public accounting firm accompanying the audit of our consolidated financial statements contains an explanatory paragraph expressing uncertainty regarding our ability to continue as a going concern because of our operating losses and our need for additional capital. Such explanatory paragraph could make it more difficult for us to raise additional capital and may materially and adversely affect the terms of any financing that we may obtain.

Since we are a company with almost no operating history, it is difficult to predict our future growth and operating results, thereby making investment decisions difficult.

Our lack of operating history as a mining business makes predicting our future growth and operating results difficult. We have been in the mining business for less than two years and have no proven track record, thus we have not proven that we are capable of meeting the many challenges that we are likely to face.

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In particular, you should consider that we have not proven that we can:

•	raise significant capital in the public or private markets;

•	obtain the regulatory approvals necessary to commence selling products that we may develop in the future,

•	develop the relationships with strategic partners and key vendors that are necessary to our ability to exploit the processes and technologies that we develop; or

•	respond effectively to competitive pressures.

If we cannot accomplish these goals, our business is not likely to succeed.

We may be unable to hire and retain skilled employees in a tight labor market, in which case we will be severely hampered in our product development and manufacturing efforts.

Skilled employees in our industry are in great demand. We are competing for employees against companies located near our headquarters that are more established than we are and have the ability to pay more cash compensation than we do. We require personnel in many fields, some of which are addressed by relatively few companies. As a result, we may continue to experience difficulty in hiring and retaining highly skilled employees. If we are unable to hire and retain skilled personnel, our business, financial condition, operating results and future prospects could be materially adversely affected.

If we are unable to retain our key management personnel, our business, financial condition, operating results and future prospects could be materially adversely affected.

Our future success depends, to a significant degree, on the skills, experience and efforts of our key management personnel. If any of those individuals were unable or unwilling to continue in their present positions, it would be necessary for us to identify and hire replacements, which could be time-consuming and expensive and could divert our focus from our business objectives. Furthermore, such replacements may not be as successful in attracting and retaining marketing and distribution partners as our current management may be. We do not maintain key person life insurance on any of our management personnel.

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RISKS RELATING TO OUR COMMON STOCK

We have issued a large number of shares of preferred stock and warrants, which if exercised would substantially increase the number of common shares outstanding.

On December 27, 2013, we had 97,169,346 shares of common stock outstanding, and (a) we have warrants outstanding that, if fully exercised, would generate proceeds of $493,750 and cause us to issue up to an additional 1,975,000 shares of common stock, and (b) we have 441,416 shares of Preferred Stock that, if fully converted would result in the issuance of an additional 44,141,600 shares of common stock. On November 20, 2013, shareholders owing a majority of our then outstanding shares of Common Stock approved an increase in our authorized shares of Common Stock from 100 million to 250 million shares, and we filed our Definitive Information statement on Schedule 14C on December 3, 2013, and we completed our mailing of our Schedule 14C to our shareholders on or about December 10, 2013, and we will file our amendment to our Certificate of Incorporation on or about December 30, 2013, reflecting such increase.

As a key component of our growth strategy we have provided and intend to continue offering compensation packages to our management and employees that emphasize equity-based compensation and would thus cause further dilution.

Historically, we have not paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We intend to retain our future earnings, if any, to fund operational and capital expenditure needs of our business, and we do not anticipate paying any cash dividends in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our common stockholders in the foreseeable future.

Our stock price may not stabilize at current levels.

Our common stock is quoted on the OTCQB. Since trading in our common stock began, trading has been sporadic, trading volumes have been low and the market price has been volatile. The closing price reported as of December 20, 2013, the latest practicable date, was $0.28 per share. Current quotations are not necessarily a reliable indicator of value and there is no assurance that the market price of our stock will stabilize at or near current levels.

Future sales of our common stock could depress our stock price.

Sales of a large number of shares of our common stock, or the availability of a large number for sale, could materially adversely affect the per share market price of our common stock and could impair our ability to raise funds in addition to offering of our debt or equity securities. In the event that we propose to register shares of common stock under the Securities Act of 1933 for our own account, certain shareholders are entitled to receive notice of that registration to include their shares in the registration, subject to limitations described in the agreements granting these rights.

USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the selling stockholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the selling stockholders at the time they offer and sell such shares. We will bear all costs associated with registering the shares of common stock offered by this prospectus.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Our Common Stock is currently traded on the OTCQB under the symbol “LSTS.” Our symbol was previously “LSLD” from March 9, 2012 until January 10, 2013 when our symbol was changed to our current symbol “LSTS.” Prior to the Bluestone Acquisition, our symbol was “PWSV”. The market represented by the OTCQB is limited and the price for our Common Stock quoted on the OTCQB is not necessarily a reliable indication of the value of our Common Stock.

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The following table sets forth the high and low bid prices for shares of our Common Stock for the period from January 1, 2011 to September 30, 2013, as reported on the OTCQB. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Common Stock
	High	Low

2013:
Third Quarter	$0.44	$0.14
Second Quarter	$0.63	$0.30
First Quarter	$1.06	$0.32

	High	Low
2012:
Fourth Quarter	$1.50	$0.66
Third Quarter	$1.72	$1.06
Second Quarter	$2.48	$0.60
First Quarter (March 9-March 31)	$1.53	$0.41
First Quarter (January 1-March 8)*	$1.01	$0.11

	High	Low
2011*:
Fourth Quarter	$1.22	$0.26
Third Quarter	$1.75	$0.35
Second Quarter	$2.76	$0..35
First Quarter	$4.19	$1.12

*The share prices from January 1, 2012 through March 8, 2012 and the 2011 Fiscal Year share prices for the Common Stock of the Company reflect pre-Bluestone Acquisition reverse merger share prices.

Holders

As of December 18, 2013, an aggregate of 97,169,346 shares of Common Stock were issued and outstanding and were held by approximately 497 holders of record, based on information provided by our transfer agent.

Recent Sales of Unregistered Securities

The authorized capital stock of Lustros consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, par value of $0.001 per share, designated “Series A Preferred Stock.” Each share of Series A Preferred Stock is convertible at the option of the holder into 100 shares of Common Stock, and is entitled to 100 votes per share on all matters submitted to the shareholders of Lustros.

On March 9, 2012, Lustros issued and sold 60,000,000 shares of its Common Stock in the Bluestone Acquisition, in exchange for 100% of the outstanding stock of Bluestone. An Amended and Restated Share Exchange Agreement was reported on Form 8-K filed with the Commission on October 21, 2012.

In April 2012, Lustros issued and sold in a private placement: (i) to Zirk Engelbrecht 100,000 shares of Series A Preferred Stock in consideration for cash of $429,000 at the rate of $4.29 per share which was then applied to the settlement of indebtedness to Suprafin, Ltd. in the amount of $429,000 (See Note 6 - Debt), which shares were issued and registered in the name of Zirk Engelbrecht; and (ii) to Gonzalo Troncoso 75,000 shares of Series A Preferred Stock for cash in the amount of $4.29 per share. At the time of these purchases, Mr. Engelbrecht was Chief Executive Officer of the Company and Mr. Troncoso was President and Chief Operating Officer of the Company. These shares were subsequently converted into Common Stock in November 2012, as stated below.

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In April 2012, Lustros issued and sold 5,000,000 shares of Common Stock in a private placement to two entities in consideration of $1,000,000 cash at the rate of $0.20 per share of which was then applied the settlement of indebtedness of $1,000,000. This indebtedness was working capital advances made by Angelique de Maison to Santa Teresa Minerals and assumed by Bluestone in the Sulfatos Acquisition. Ms. De Maison directed that 3,643,911 of these shares be issued in the name of Quatre Gats, an entity owned by Zirk Engelbrecht, Angelique de Maison, Gonzalo Troncoso and Trisha Malone, our Chief Financial Officer of the Company.

In June 2012, Lustros issued and sold 1,636,364 shares of its Common Stock in a private placement at $0.55 per share or net proceeds of $900,000.

In June 2012, Lustros issued and sold to Angelique de Maison 181,818 shares of Common Stock in consideration of $100,000 cash at the rate of $0.55 per shares which was then applied to the settlement of $100,000 of debt. This indebtedness was the remaining working capital advances assumed by Bluestone in the Sulfatos Acquisition.

In July 2012, Lustros issued and sold 727,272 shares of its Common Stock to a director in a private placement at $0.55 per share or net proceeds from the offering of $400,000.

In July and August 2012, Lustros issued and sold 352,941 shares of its Common Stock in a private placement at $0.85 per share or net proceeds from the offering of $300,000.

In November 2012, Mr. Engelbrecht converted 100,000 shares of Series A Preferred Stock into 10,000,000 shares of Common Stock, and Mr. Troncoso converted 75,000 shares of Series A Preferred Stock into 7,500,000 shares of Common Stock.

In December 2012, Lustros issued and sold to Magna Group, LLC 177,714 shares of Common Stock in consideration of the conversion of $160,000 of debt at the average rate of $0.90 per share.

In January 2013, Lustros issued and sold to Magna Group, LLC 68,670 shares of Common Stock in consideration of the conversion of $40,000 of debt at the average rate of $0.5825 per share.

In February 2013, Lustros issued and sold to Magna Group, LLC 357,120 shares of Common Stock in consideration of the conversion of $110,000 of debt at the average rate of $0.3080 per share.

In March 2013, Lustros issued and sold to Magna Group, LLC 357,878 shares of Common Stock in consideration of the conversion of $116,338 of debt at the average rate of $0.3251 per share.

On March 1, 2013, the Company and Global Investments I, LLC (“Global”) entered into a Stock Purchase Agreement, whereby Global agreed to purchase 818,182 shares of Common Stock at a purchase price of $0.55 per share.

On March 1, 2013, the Company and Angelique de Maison (“de Maison”) entered into a Stock Purchase Agreement, whereby de Maison agreed to purchase 181,818 shares of Common Stock at a purchase price of $0.55 per share.

On April 22, 2013 the Board of Directors of the Company approved the sale of up to 100,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $10.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions. On June 25, 2013 the Board of Directors of the Company approved increasing the number of Preferred Series “A” Shares available for sale to 142,200. The Series A Shares were offered to a small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933. The termination date of the offering was September 30, 2013, and a total of 142,200 Series “A” Shares for a total of $1,422,000 have been subscribed for to date, $950,000 were received in cash proceeds and $472,000 were settled against related party notes. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever.

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On June 25, 2013 the Board of Directors of the Company approved the sale of up to an additional 50,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $17.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In addition, the Board of Directors of the Company approved the sale of Convertible Notes bearing interest at the rate of 10% per annum redeemable in 18 months or convertible after six months into shares of the Company’s Common Stock at a price equal to 60% of the average of the variable weighted average price for the 10 trading days prior to the date of conversion. As of September 30, 2013, 19,176 subscriptions had been sold for $326,000 in cash proceeds and $69,000 in Convertible Notes had been issued.

On August 8, 2013 the Board of Directors of the Company approved the sale of up to an additional 130,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $5.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to a small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. As of September 30, 2013, 130,000 subscriptions had been sold for $650,000 in cash proceeds.

On November 15, 2013, Lustros Inc. entered into a Unit Purchase Agreement with several accredited investors to purchase Units (“Unit”) at a purchase price of $.80 per Unit. Each Unit consists of five shares of common stock of the Company and one warrant to purchase a share of Common Stock of the Company. The Unit Purchase Agreement allowed for sales of up to $1,500,000 aggregate purchase price for the Units, and for the Company to have one or more subsequent closings until it reached the $1,500,000 limit. The $1,500,000 limit was reached on December 9, 2013. Additional interest for this Unit Purchase Agreement has caused the Company to request an amendment to the Unit Purchase Agreement increasing the limit to $1,650,000. As of December 18, 2013 a total of $1,580,000 has been sold which is equal to a total of 9,875,000 shares of Common Stock and 1,975,000 warrants to purchase a share of Common Stock of the Company.

Axiom Capital Management, Inc. acted as sole placement agent in connection with the financing and received a 9% commission.

The shares purchased in conjunction with the Units will be registered on a resale registration statement to be filed by the Company in conjunction with a registration rights agreement which was executed in connection with the Unit Purchase Agreement. This registration statement is required to be filed within 30 days of the closing date as contemplated by the Unit Purchase Agreement.

Each Warrant issued in connection with the units bears a $0.25 per share exercise price and expires on the third anniversary of the date of issuance. If at any time the volume weighted average price as reported on Bloomberg, LP on the OTCQB or other principal market for the Company’s common stock for one share of the Company’s common stock is more than $.50 (as adjusted for stock splits and reverse splits) for a period of thirty (30) consecutive calendar days, the Company, may, upon twenty (20) business days prior written notice, repurchase this Warrant in whole or in part, whether or not the actual Warrant is tendered to the Company, at a purchase price of $.001 per share represented by the portion of the Warrant being repurchased, which payment must be made by the Company to the Warrantholder no later than 5 PM Pacific standard time on the 15th business day following the date of tender of written notice by the Company to the Warrantholder to repurchase such Warrant.

Dividends

Our Board of Directors has not declared a dividend on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. You should read this report completely and with the understanding that actual future results may be materially different from what we expect. The forward looking statements included in this report are made as of the date of this report and should be evaluated with consideration of any changes occurring after the date of this Report. We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

References in this Prospectus to the “Company”, “we”, “us” or “our” refer to Lustros, Inc., a Utah corporation (“Lustros”), and its consolidated subsidiaries including, Bluestone, S.A, (“Bluestone”), Lustros Chile SpA (“Lustros Chile”), Mineraltus SA (“Mineraltus”) and Sulfatos Chile, S.A., (“Sulfatos Chile”). The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this filing.

We are a pre-revenue development stage company that intends to market and sell the high quality food-grade copper sulfate obtained by processing copper ores and tailings at Company-owned processing facilities in Chile.

On March 9, 2012, Lustros acquired all of the outstanding capital stock and rights to acquire capital stock of Bluestone, S.A. a Chilean corporation ("Bluestone"), in exchange for 60,000,000 shares of its common stock (the "Bluestone Acquisition"). As of the closing, these shares represented 96.7% of Lustros' outstanding common stock. For financial reporting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition with Bluestone the acquiring entity and Lustros as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012. Because Bluestone commenced operations in January 2012, there are no results of operations for Bluestone prior to that date.

On February 15, 2012, Bluestone purchased a 60% equity interest in Sulfatos Chile, S.A. from Santa Teresa Minerals S.A., a Chilean corporation ("Santa Teresa Minerals"). The purchase price for the equity interest was: (a) a 20% interest in Bluestone; (b) $2.2 million, with $1.1 million paid by assumption of a demand loan payable by Santa Teresa Minerals to Angelique de Maison, and the balance of $1.1 million to be paid in monthly installments from time to time upon demand by Santa Teresa Minerals. As of December 31, 2012, the entire purchase price has been paid. On October 16, 2012 Angelique de Maison entered into an agreement with Santa Teresa Minerals pursuant to which Santa Teresa Minerals waived and released any claim to any Equity Interests in Bluestone or Lustros and their affiliated companies, with Bluestone and Lustros Inc. express third party beneficiaries of that waiver and release. As such, Santa Teresa Minerals' 20% interest in Bluestone has been cancelled, and Bluestone is a wholly owned subsidiary of Lustros. This acquisition has been treated as an "asset purchase" for financial reporting purposes. Because the acquisition was between related parties, the purchase price has been allocated to additional paid-in capital and the assets and liabilities were carried over at historical costs. Results of operations for Sulfatos have been reflected in the Company's financial statements from the closing date.

On March 25, 2012, the Company sold the assets (including the "Power-Save" name) of its renewable energy and energy savings product business in which it had engaged prior to the Bluestone Acquisition, to the former management of the Company. The purchase price for the assets was the cancellation of obligations for unpaid salaries and other monies owed to prior management and the assumption by the buyer of certain liabilities of the Company related to the Power-Save business.

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We will process copper ore at our copper sulfate processing plant in Puerto Oscuro, Chile. We will obtain the copper ore from our 1,325 hectare Anica copper mine or by purchase from local artisanal miners. On July 25, 2013 the Company announced that Sulfatos Chile SpA, had begun pilot production of Pentahydrate Copper Sulfate at its multi-million dollar, state-of-the-art facility. The plant capacity is three times its original design and is capable of processing up to 15,000 tons of mineral per month. It is currently permitted at 5,000 tons per month and permit applications for increased production will be filed very shortly. Current production is expected to result in approximately 529,000 pounds (240,000 kilos) of Pentahydrate Copper Sulfate per month. The current plant capacity of 15,000 tons per month will occur upon receiving permits for unlimited production which we expect to receive in the fourth quarter of 2013 or first quarter of 2014. Cash flow from this first phase is expected to begin in the fourth quarter of 2013 and will fund future expansion for an additional 25,000 ton processing plant.

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012

Our consolidated financial statements contain our accounts and those of our consolidated subsidiaries, all of which are wholly-owned at December 31, 2012 except for Sulfatos and Mineraltus, which we control. Due to the structure of our ownership interests in Sulfatos and Mineraltus, in accordance with generally accepted accounting principles, we consolidate the financial statements of Sulfatos and Mineraltus into our financial statements rather than present our ownership interests as equity investments. As such, the non-controlling interests in Sulfatos and Mineraltus are reflected as income attributable to minority interests in our consolidated statements of operations and as a component of stockholders’ equity on our consolidated balance sheet. Throughout this section, when we refer to “our” consolidated financial statements, we are referring to the consolidated results for us, our wholly-owned subsidiaries and the consolidated results of Sulfatos and Mineraltus, adjusted for non-controlling interests in Sulfatos and Mineraltus. All significant intercompany transactions and balances have been eliminated in the consolidation of our financial statements.

RESULTS OF OPERATIONS From Inception (January 26, 2012) to December 31, 2012

The following discusses results of operations from Inception (January 26, 2012) to December 31, 2012. There is no comparable historic financial information because Bluestone’s operations did not begin until January 2012.

Revenue from Inception (January 26, 2012) to December 31, 2012 was $54,902, most of which was earned from a one-time mining project completed for Casablanca Mining, the parent company of Santa Teresa Minerals. Gross profit from Inception (January 26, 2012) to December 31, 2012 was $54,902 respectively. We expect revenues to increase significantly after the full scale launch of our copper sulfate production facility in the second quarter of 2013.

Operating expenses from Inception (January 26, 2012) to December 31, 2012 were $4,370,574. Operating expenses were primarily associated with the operations of Sulfatos in the ordinary course of business as well as legal and accounting expenses required by a public company.

Due to the losses during the period the Company has not recorded a provision for income taxes. The Company will carry back any net operating loss to recover taxes paid in prior periods.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES.

As of December 31, 2012, our current liabilities exceeded our current assets by $2,497,941. Through December 31, 2012, we had cash in the amount of $277,565.

Cash Requirements

During the next twelve months, the Company plans to satisfy its cash requirements by income from operations, loans and the sale of debt and equity securities. There can be no assurance that the Company will be successful in raising the capital it requires through loans or the sale of securities. While directors, officers, and principal shareholders have provided funding to the Company throughout 2012, they have no commitment to provide additional funding.

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Sulfatos Chile

The Company acquired property and equipment owned by Sulfatos Chile with a historical cost value of $7,331,655 in the Bluestone Acquisition in March 2012. The Company has spent an additional $1.7M in property, plant and equipment purchases as of September 30, 2013 toward the completion of the copper sulfate processing plant in Puerto Oscuro, Chile.  The plant was completed at the end of July 2013.

Going forward, Sulfatos Chile expects to incur average monthly costs, of approximately $220,000 once it begins production at the copper sulfate processing plant.  These costs will be paid for by income from operations.

Congo Project

On October 18, 2012, the Company entered into an agreement pursuant to which the Company acquired the land, laboratory, tailings and other assets of the closed mine of La Africana, commonly known as the "Congo Project”, in the Santiago, Chile metropolitan area. The land is approximately 81.2 hectares and contains an estimated 2.4 million tons of copper-rich tailings.  The purchase price was $7 million payable as follows:

•	$360,000 was paid in November 2012 for the right to use all assets and facilities;

•	$436,858 is payable upon completion of the copper sulfate processing plant on site no later than November 13, 2014 as the final payment for the assets;

•	$6,203,172 is payable in equal monthly installments of $77,540 beginning on July 1, 2013 for the lease of the Lo Aguirre main pit. SMP may request that the final 12 lease payments not be made by the Company in exchange for the return of 60.2 hectares of land at their option on or before date the 69th lease payment is made.

The Company has agreed to remove the tailings and restore the value of the property so that it can be used for real estate development projects. The Company will separate the copper from the tailings with the intention of manufacturing an estimated 24,000 tons of food-grade, penta-hydrated copper sulfate. The Company plans to construct a copper sulfate processing plant on the property to process the tailings at an estimated cost of $6.2 million by November 2014.

Future Financing

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Critical Accounting Estimates and Policies

The discussion and analysis of our financial condition and plan of operations is based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including, among others, those affecting revenue, the allowance for doubtful accounts, the salability of inventory and the useful lives of tangible and intangible assets. The discussion below is intended as a brief discussion of some of the judgments and uncertainties that can impact the application of these policies and the specific dollar amounts reported on our financial statements. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates. Many of our estimates or judgments are based on anticipated future events or performance, and as such are forward-looking in nature, and are subject to many risks and uncertainties, including those discussed elsewhere in this Annual Report on Form 10-K. We do not undertake any obligation to update or revise this discussion to reflect any future events or circumstances.

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We have identified below some of our accounting policies that we consider critical to our business operations and the understanding of our results of operations. This is not a complete list of all of our accounting policies, and there may be other accounting policies that are significant to us. For a detailed discussion on the application of these and our other accounting policies, see Note 2 to the financial statements, included in this Annual Report on Form 10-K.

Mining Properties and Equipment

The Company will follow the successful efforts method of accounting. All developmental costs will be capitalized. Depreciation and depletion of producing properties will be computed on the unit-of-production method based on estimated proved reserves. Repairs and maintenance will be expensed, while renewals and betterments will be generally capitalized.

At least quarterly, or more frequently if conditions indicate that long-term assets may be impaired, the carrying value of our properties will be compared to management's future estimated pre-tax cash flow from the properties. If undiscounted cash flows are less than the carrying value, then the asset value will be written down to fair value. Impairment of individually significant unproved properties will be assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis.

Asset Retirement Obligation

The Company follows ASC 410, Asset Retirement and Environmental Obligations, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, the Company estimates that an asset retirement obligation of $396,474 exists. Accordingly, a liability for this amount has been included in accounts payable and accrued liabilities.

Proven and Probable Reserves

The definition of proven and probable reserves is set forth in SEC Industry Guide 7.  Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.  Probable reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.  In addition, reserves cannot be considered proven and probable until they are supported by a feasibility study, indicating that the reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable at the time of the reserve determination.

Mineral Acquisition Costs

The costs of acquiring land and mineral rights are considered tangible assets. Significant acquisition payments are capitalized. General, administrative and holding costs to maintain an exploration property are expensed as incurred. If a mineable ore body is discovered, such costs are amortized when production begins using the units-of-production method. If no mineable ore body is discovered or such rights are otherwise determined to have diminished value, such costs are expensed in the period in which the determination is made.

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Exploration Costs

Exploration costs are charged to expense as incurred.  Costs to identify new mineral resources, to evaluate potential resources, and to convert mineral resources into proven and probable reserves are considered exploration costs.

Design, Construction, and Development Costs

Certain costs to design and construct mine and processing facilities may be incurred prior to establishing proven and probable reserves. Under these circumstances, we classify the project as an exploration stage project and expense substantially all costs, including design, engineering, construction, and installation of equipment.  Certain types of equipment, which have alternative uses or significant salvage value, may be capitalized. If a project is determined to contain proven and probable reserves, costs incurred in anticipation of production can be capitalized. Such costs include development drilling to further delineate the ore body, removing overburden during the pre-production phase, building access ways, constructing facilities, and installing equipment.  If a project is not reliant on proven or probable reserves, we classify the project as a development stage project and capitalize substantially all construction in process costs, including design, engineering, construction, equipment and installation of equipment. Interest costs, if any, incurred during the development phase, would be capitalized until the assets are ready for their intended use. The cost of start-up activities and on-going costs to maintain production are expensed as incurred. Costs of abandoned projects are charged to operations upon abandonment.

If a project commences commercial production, amortization and depletion of capitalized costs is computed on a unit-of–production basis over the expected reserves of the project based on estimated recoverable resources.

Income Taxes

Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financing

We may continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

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FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Our consolidated financial statements contain our accounts and those of our consolidated subsidiaries, all of which are wholly-owned at September 30, 2013 except for Sulfatos and Mineraltus, which we control. Due to the structure of our ownership interests in Sulfatos and Mineraltus, in accordance with generally accepted accounting principles, we consolidate the financial statements of Sulfatos and Mineraltus into our financial statements rather than present our ownership interests as equity investments. As such, the non-controlling interests in Sulfatos and Mineraltus are reflected as income attributable to minority interests in our consolidated statements of operations and as a component of stockholders’ equity on our consolidated balance sheet. Throughout this section, when we refer to “our” consolidated financial statements, we are referring to the consolidated results for us, our wholly-owned subsidiaries and the consolidated results of Sulfatos and Mineraltus, adjusted for non-controlling interests in Sulfatos and Mineraltus. All significant intercompany transactions and balances have been eliminated in the consolidation of our financial statements.

RESULTS OF OPERATIONS - Three and Nine Months Ended September 30, 2013, Three Months Ended September 30, 2012 and From Inception (January 26, 2012) to September 30, 2012

The following discusses results of operations for the three and nine months ended September 30, 2013, for the three months ended September 30, 2012 and from Inception (January 26, 2012) to September 30, 2012.

Revenue for the three and nine months ended September 30, 2013 was $66,580 compared to $2,959 and $54,900 for the three months ended September 30, 2012 and from Inception (January 26, 2012) to September 30, 2012, respectively, all of which was derived from the sale of copper and copper sulfate. Gross profit/(loss) for the three and nine months ended September 30, 2013 was ($101,648) compared to $2,959 and $54,900 for the three months ended September 30, 2012 and from Inception (January 26, 2012) to September 30, 2012, respectively. A gross loss was incurred for the three and nine months ended September 30, 2013 due to the high cost of goods sold required for our pilot production. We expect revenues to increase significantly after the full scale launch of our copper sulfate production facility later this year.

Operating expenses for the three and nine months ended September 30, 2013 were $949,467 and $2,628,818, respectively compared to $1,619,443 and $3,362,846 for the three months ended September 30, 2012 and from Inception (January 26, 2012) to September 30, 2012, respectively. Operating expenses were primarily associated with the operations of Sulfatos in the ordinary course of business as well as legal and accounting expenses required by a public company.

Due to the losses during the period the Company has not recorded a provision for income taxes.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES.

As of September 30, 2013 our current liabilities exceeded our current assets by $2,063,668. For the nine months ended September 30, 2013, we generated cash in the amount of $1,926,000 from the sale of preferred stock, $550,000 from the sale of common stock, $69,000 in convertible notes payable and $296,798 from related party loans, repaid $309,700 in related party notes and $40,587 in notes payable.

Cash Requirements

During the next twelve months, the Company plans to satisfy its cash requirements by income from operations, loans and the sale of debt and equity securities. There can be no assurance that the Company will be successful in raising the capital it requires through loans or the sale of securities. While directors, officers, and principal shareholders provided funding to the Company through September 30, 2013, they have no commitment to provide additional funding.

Sulfatos Chile

The Company acquired property and equipment owned by Sulfatos Chile with a historical cost value of $7,331,655 in the Bluestone Acquisition in March 2012.  The Company has spent an additional $1.7M in property, plant and equipment purchases as of September 30, 2013 toward the completion of the copper sulfate processing plant in Puerto Oscuro, Chile. The plant was completed at the end of July 2013.

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Going forward, Sulfatos Chile expects to incur average monthly costs, of approximately $220,000 once it begins full production at the copper sulfate processing plant. These costs will be paid for by income from operations.

Congo Project

On October 18, 2012, the Company entered into an agreement pursuant to which the Company acquired the land, laboratory, tailings and other assets of the closed mine of La Africana, commonly known as the "Congo Project”, in the Santiago, Chile metropolitan area. The land is approximately 81.2 hectares and contains an estimated 2.4 million tons of copper-rich tailings. The purchase price was $7 million payable as follows:

•	$360,000 was paid in November 2012 for the right to use all assets and facilities;

•	$436,858 is payable upon completion of the copper sulfate processing plant on site no later than November 13, 2014 as the final payment for the assets;

•	$6,203,172 is payable in equal monthly installments of $77,540 beginning on July 1, 2013 for the lease of the Lo Aguirre main pit. SMP may request that the final 12 lease payments not be made by the Company in exchange for the return of 60.2 hectares of land at their option on or before date the 69th lease payment is made. Lease payments had not yet begun and were in default as of the time of this filing.

The Company has agreed to remove the tailings and restore the value of the property so that it can be used for real estate development projects. The Company will separate the copper from the tailings with the intention of manufacturing an estimated 24,000 tons of food-grade, penta-hydrated copper sulfate. The Company plans to construct a copper sulfate processing plant on the property to process the tailings at an estimated cost of $6.2 million by November 2014.

Future Financing

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions, expansions and exploration activities or if we are able to secure additional financing, whether such financing shall be on favorable terms.

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FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2012, AND THE QUARTER

ENDED SEPTEMBER 30, 2013, RESPECTIVELY

22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Lustros, Inc.

We have audited the accompanying consolidated balance sheet of Lustros, Inc. and Subsidiaries (A Development Stage Company) (the “Company”) as of December 31, 2012 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception (January 26, 2012) through December 31, 2012. Lustros, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lustros, Inc. and subsidiaries (A Development Stage Company) as of December 31, 2012 and the results of its operations and its cash flows for the period from inception (January 26, 2012) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

April 13, 2013

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Lustros, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Balance Sheet

(Audited)

December 31, 2012
ASSETS
Current Assets
Cash	$277,565
Other receivables	102
Prepaid expenses	224,777
Inventory	142,385
VAT tax receivable	573,541
Total current assets	1,218,369

Other Assets
Fixed asset, net	4,647,816
Mining property	3,720,011
Land	585,040
Congo right to use	360,000
Total other assets	9,312,867

TOTAL ASSETS	$10,531,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable	$1,000,500
Convertible note payable, net of $141,411 in unamortized discount	205,589
Notes payable	684,292
Notes payable - related party	1,825,929
Total liabilities	3,716,310

Long term liabilities
Asset retirement obligations	396,474
Total long term liabilities	396,474

Total liabilities	4,112,784

Stockholders' Equity
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	–
Common stock, $.001 par value, 100,000,000 shares authorized, 88,369,618 issued and outstanding	88,369
Additional paid in capital	6,234,946
Minority interest	2,005,189
Accumulated other comprehensive income	1,217,828
Deficit accumulated during development stage	(3,127,879)
Total stockholders' equity	6,418,453

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,531,236

See notes to consolidated financial statements.

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Lustros, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statement of Operations

(Audited)

Inception, (January 26, 2012) to December 31, 2012

Revenue	$54,902
Cost of goods sold	–
Gross profit	54,902

Operating expenses
General and administrative	2,050,798
Depreciation	85,712
Payroll	1,440,969
Legal and accounting	528,478
Mining costs	187,749
Research & development	76,868
Total operating expenses	4,370,574

Loss from continued operations	(4,315,672)

Interest expense	(71,321)

Net loss	$(4,386,993)

Net loss attributable to minority interest	$(1,259,114)
Net loss attributable to Lustros, Inc.	$(3,127,879)

Loss per share, basic	$(0.07)

Weighted average common shares, basic	60,966,183

Consolidated Statements of Comprehensive Income (Loss)

(Audited) Inception, (January 26, 2012) to December 31, 2012

Inception, (January 26, 2012) to December 31, 2012
Net loss	$(4,386,993)

Gain/(loss) on foreign currency conversion	1,217,828

Total comprehensive loss	$(3,169,165)

See notes to consolidated financial statements.

25

Lustros, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

(Audited)

	Number of Shares Outstanding, Preferred	Preferred Stock at Par Value	Number of Shares Outstanding, Common	Common Stock at Par Value	Additional Paid in Capital	Minority Interest in Sulfatos Chile	Other Comprehensive Income	Deficit Accumulated During Development Stage	Total Stockholders Equity/(Deficit)

Balance at January 26, 2012-inception	–	$–	–	$–	$–	$–	$–	$–	$–

Stocks issued to Founders	–	–	60,000,000	60,000	(60,000)	–	–	–	–
February 15, 2012 purchase of Sulfatos Chile	–	–	–	–	2,696,455	3,264,303	–	–	5,960,758
March 9, 2012 reverse merger adjustments	–	–	2,856,426	2,856	(27,491)	–	–	–	(24,635)
Power-Save disposal adjustments	–	–	–	–	41,496	–	–	–	41,496
Stocks issued for cash	175,000	175	7,898,395	7,898	3,441,927	–	–	–	3,450,000
Stocks issued in preferred stock conversion	(175,000)	(175)	17,500,000	17,500	(17,325)	–	–	–	–
Stocks issued for debt conversion	–	–	177,714	178	159,822	–	–	–	160,000
Stocks held in trust returned to treasury	–	–	(62,917)	(63)	63	–	–	–	–
Gain on currency conversion	–	–	–	–	–	–	1,217,828	–	1,217,828
Net loss at December 31, 2012	–	–	–	–	–	(1,259,114)	–	(3,127,879)	(4,386,993)

Balance at December 31, 2012	–	$–	88,369,618	$88,369	$6,234,947	$2,005,189	$1,217,828	$(3,127,879)	$6,418,454

See notes to consolidated financial statements.

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Lustros, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Audited)

Inception, (January 26, 2012) to December 31, 2012

Cash flows from operating activities
Net loss	$(4,386,993)
Non-cash transactions to reconcile cash used in operations
Depreciation and amortization	85,712
Amortization of original issued discount	65,589
Cash used in operations
Increase in accrued interest included in notes payable	5,732
Increase in prepaid expenses	(176,254)
Increase in asset retirement obligation	14,860
Increase in accounts payable	933,702
Total cash from operations	(3,457,652)

Cash flows from investing activities
Cash received in acquisition of Sulfatos Chile by Bluestone	892,294
Cash received in Power Save merger	38,572
Disposal of Power Save operations	(20,642)
Purchase of fixed assets	(830,676)
Total cash provided by investing activities	79,548

Cash from financing activities
Proceeds from notes payable	79,454
Repayment of notes payable	(46,263)
Proceeds from notes payable, related parties	3,111,381
Repayment of notes payable, related parties	(1,385,464)
Proceeds from the issuance of stock	1,921,000
Total cash provided by financing activities	3,680,108

Effect if foreign currency exchange rate on cash	(24,439)

INCREASE IN CASH	277,565

BEGINNING CASH	–

ENDING CASH	$277,565

Supplemental disclosure of cash flow information:
Interest paid	$–
Income taxes paid	$–

Supplemental disclosure of non-cash investing activities:
Related party notes transferred to convertible notes	$(300,000)
Shares issued in conversion on convertible note	$160,000
Related party notes settled with subscription to common stock	$1,100,000
Related party notes settled with subscription to preferred stock	$429,000
Net assets acquired in reverse merger with Power Save	$(63,207)
Net assets acquired in Sulfatos Chile acquisition	$5,068,464
Net assets disposed of in Power Save sale	$62,138
Effect of reverse merger with Power Save	$(24,635)
Contributed capital in Sulfatos Chile acquisition	$2,696,455
Contributed capital in Power Save sale	$41,496

See notes to consolidated financial statements.

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LUSTROS, INC.

(A Development Stage Company)

NOTES TO AUDITED CONSOLIDATED

FINANCIAL STATEMENTS

Note 1 - Organization and Principal Activities

Organization and Description of Business

Lustros, Inc. ("Lustros", and together with its consolidated subsidiaries, the "Company"), formally Power-Save Energy Company, is a Utah corporation formed in 1980. The Company is a pre-revenue development stage company that intends to market and sell high quality food-grade copper sulfate obtained by processing copper ores and tailings at Company-owned processing facilities in Chile.

On March 9, 2012, Lustros acquired all of the outstanding capital stock and rights to acquire capital stock of Bluestone, S.A. a Chilean corporation (“Bluestone”), in exchange for 60,000,000 shares of its common stock (the "Bluestone Acquisition"). Bluestone's principal asset is a 60% equity interest in Sulfatos Chile, S.A. ("Sulfatos"), which it acquired in February 2012.

For accounting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition with Bluestone the acquiring entity and Lustros as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012.

On March 25, 2012, the Company sold the assets (including the "Power-Save" name) of its renewable energy and energy savings product business in which it had engaged prior to the Bluestone Acquisition, to the former management of the Company (the "Power Save Sale"). See Note 4--Bluestone Acquisition and Power Save Sale.

On June 25, 2012, the Company created a new subsidiary, Mineraltus S.A. (“Mineraltus”), a Chilean corporation, to extract copper from the tailings (waste products) of expired copper mines to secure the raw materials to manufacture high quality, feed-grade copper sulfate. The Company owns 80% of Mineraltus.

On August 22, 2012, the Company formed Lustros Chile SpA as a 100% owned subsidiary, for the purpose of acting as a Chilean entity holding company for the Company’s Chilean subsidiaries Sulfatos, Mineraltus, and Bluestone.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements, including the estimated useful lives of tangible and intangible assets and the asset retirement obligation. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Principles of Consolidation

The consolidated financial statements include the financial statements of Lustros, Inc., its subsidiaries Lustros Chile SpA, Mineraltus, Bluestone, and Sulfatos. All significant inter-company balances and transactions have been eliminated in consolidation.

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Foreign Currency Translation

The Company records foreign currency translation adjustments and transaction gains and losses in accordance with ASC 830, Foreign Currency Matters. The functional currency of Bluestone and its subsidiaries is the Chilean Peso ("CLP"). Assets and liabilities of Bluestone and its subsidiaries are translated into United States dollars at the exchange rates as of the balance sheet dates. Revenues and expenses of Bluestone and its subsidiaries are translated into United States dollars at average exchange rates in effect during the period. The resulting cumulative translation adjustments have been recorded as a component of comprehensive income (loss), included as a separate item in the statement of operations.

For purpose of these consolidated financial statements: (i) the exchange rate was $478.60 CLPs to 1 US dollar at December 31, 2012; and (ii) the average exchange rates were $492.50 CLPs to 1 US dollar during the twelve months ended December 31, 2012.

The Company is exposed to movements in foreign currency exchange rates. In addition, the Company is subject to risks including adverse developments in the foreign political and economic environment, trade barriers, managing foreign operations, and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material negative impact on the Company's financial condition or results of operations in the future.

Financial Instruments

The Company's financial instruments include cash and cash equivalents, and accounts payable and notes payable. At December 31, 2012, the carrying cost of these instruments approximated their fair value. The authoritative guidance for fair values establishes a three tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Cash Equivalents

Cash equivalents include highly liquid investments with maturities of three months or less.

Inventory

Inventory, which consists primarily of raw copper ore and copper sulfate, is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

The Company evaluates the need to record adjustments for impairment of inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Land is not depreciated.

Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset which ranges from three to five years. Major improvements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. The depreciation methods, and estimated remaining useful lives are reviewed at least annually. Upon classification of property and equipment as held for sale it is reviewed for impairment. The impairment charged to the income statement is the excess of the carrying value of the property and equipment over its expected fair value less costs to sell. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.

Mining Properties and Equipment

The Company will follow the successful efforts method of accounting. All developmental costs will be capitalized. Depreciation and depletion of producing properties will be computed on the unit-of-production method based on estimated proved reserves. Repairs and maintenance will be expensed, while renewals and betterments will be generally capitalized.

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At least quarterly, or more frequently if conditions indicate that long-term assets may be impaired, the carrying value of our properties will be compared to management's future estimated pre-tax cash flow from the properties. If undiscounted cash flows are less than the carrying value, then the asset value will be written down to fair value. Impairment of individually significant unproved properties will be assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis.

Asset Retirement Obligation

The Company follows ASC 410, Asset Retirement and Environmental Obligations, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, the Company estimates that an asset retirement obligation of $396,474 exists. Accordingly, a liability for this amount has been included in accounts payable and accrued liabilities.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or services have been rendered, the price to the buyer is fixed or determinable, and collection is reasonably assured. The Company is responsible for warehousing and shipping the merchandise.

Proven and Probable Reserves

The definition of proven and probable reserves is set forth in SEC Industry Guide 7. Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.  Probable reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation. In addition, reserves cannot be considered proven and probable until they are supported by a feasibility study, indicating that the reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable at the time of the reserve determination.

Mineral Acquisition Costs

The costs of acquiring land and mineral rights are considered tangible assets. Significant acquisition payments are capitalized.  General, administrative and holding costs to maintain an exploration property are expensed as incurred. If a mineable ore body is discovered, such costs are amortized when production begins using the units-of-production method.  If no mineable ore body is discovered or such rights are otherwise determined to have diminished value, such costs are expensed in the period in which the determination is made.

Exploration Costs

Exploration costs are charged to expense as incurred. Costs to identify new mineral resources, to evaluate potential resources, and to convert mineral resources into proven and probable reserves are considered exploration costs.

30

Design, Construction, and Development Costs

Certain costs to design and construct mine and processing facilities may be incurred prior to establishing proven and probable reserves. Under these circumstances, we classify the project as an exploration stage project and expense substantially all costs, including design, engineering, construction, and installation of equipment. Certain types of equipment, which have alternative uses or significant salvage value, may be capitalized. If a project is determined to contain proven and probable reserves, costs incurred in anticipation of production can be capitalized. Such costs include development drilling to further delineate the ore body, removing overburden during the pre-production phase, building access ways, constructing facilities, and installing equipment. If a project is not reliant on proven or probable reserves, we classify the project as a development stage project and capitalize substantially all construction in process costs, including design, engineering, construction, equipment and installation of equipment. Interest costs, if any, incurred during the development phase, would be capitalized until the assets are ready for their intended use. The cost of start-up activities and on-going costs to maintain production are expensed as incurred. Costs of abandoned projects are charged to operations upon abandonment.

If a project commences commercial production, amortization and depletion of capitalized costs is computed on a unit-of–production basis over the expected reserves of the project based on estimated recoverable gold equivalent ounces.

Income Taxes

Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings/(Loss) Per Common Share

ASC Topic 260, “Earnings Per Share”, requires presentation of basic earnings per share and diluted earnings per share. Basic earnings/(loss) per share is computed by dividing earnings/(loss) available to common shareholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted earnings/(loss) per share gives effect to all potential dilutive common shares outstanding during the period.

Going Concern

The Company’s financial statements are prepared using US GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As shown in these consolidated financial statements, the Company has a limited operating history and limited funds and has an accumulated deficit of $3,127,879 as of December 31, 2012.  These factors affect the Company’s ability to continue as a going concern.

In order to continue as a going concern and achieve a profitable level of operations, the Company will require additional financing from loans or the sale of debt or equity securities. In addition, the Company will seek to generate revenues from its business lines.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and/or liabilities that might be necessary should the Company be unable to continue as a going concern. The continuation as a going concern is dependent upon the ability of the Company to meet its obligations on a timely basis and ultimately to attain profitability.

31

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued authoritative guidance on the reporting of reclassifications out of accumulated other comprehensive income. The guidance requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income if the amount is reclassified to net income in its entirety in the same reporting period. The guidance is effective for fiscal years beginning after December 15, 2012, with early adoption permitted. The adoption of this guidance did not have a material effect on the Company’s financial condition, results of operations or cash flows.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Sulfatos Acquisition

On February 15, 2012, Bluestone purchased a 60% equity interest in Sulfatos Chile from Santa Teresa Minerals S.A., a Chilean corporation ("Santa Teresa Minerals"). The purchase price for the equity interest was: (a) a 20% interest in Bluestone; (b) $2.2 million, with $1.1 million paid by assumption of a demand loan payable by Santa Teresa Minerals to Angelique de Maison, and the balance of $1.1 million to be paid in monthly installments from time to time upon demand by Santa Teresa Minerals. As of December 31, 2012, the entire purchase price had been paid. On October 16, 2012 Angelique de Maison entered into an agreement with Santa Teresa Minerals pursuant to which Santa Teresa Minerals waived and released any claim to any equity interests in Bluestone or Lustros and their affiliated companies, with Bluestone and Lustros Inc. express third party beneficiaries of that waiver and release. As such, Santa Teresa Minerals' 20% interest in Bluestone has been cancelled, and Bluestone is a wholly owned subsidiary of Lustros.

At the time of the Sulfatos Acquisition, Bluestone was an affiliate of Santa Teresa Minerals because substantially all of the equity interests of Bluestone were owned by Juan Carlos Camus Villegas and Angelique de Maison, who were officers and/or directors of Santa Teresa Minerals and its parent holding company and were principal shareholders of the parent holding company.

The Sulfatos Acquisition has been treated as an "asset purchase" for financial reporting purposes. Because the Sulfatos Acquisition was between related parties, the purchase price has been allocated to additional paid-in capital and the assets and liabilities were carried over at historical costs. Results of operations for Sulfatos have been reflected in the Company's financial statements from the closing date.

The following information presents supplemental cash flows information of assets acquired and liabilities assumed in connection with the Sulfatos Acquisition:

Twelve months
Ended
December 31, 2012
Prepaid expenses	$764,551
Equipment	3,289,521
Mining property	3,492,824
Land	549,310
Accounts payable	(447,343)
Notes payable	(2,580,399)
$5,068,464
Plus, cash acquired	892,294
Total value of acquisition	$5,960,758
Value of acquisition allocated to additional paid-in capital	$2,696,455
Value of acquisition allocated to minority interest	$3,264,303

The following table summarizes the historical cost values of the assets acquired and liabilities assumed at the date of Sulfatos Acquisition. In accordance with US GAAP, the assets and liabilities acquired are carried over at their historical value because the transaction occurred between related parties.

32

At
February 15, 2012
Working Capital Items
Cash and cash equivalents	$892,294
Prepaid expenses and other	764,551
Accounts payable and accrued liabilities	(447,343)
Notes payable	(2,580,399)
Subtotal—Working Capital Items	(1,370,897)

Long-lived Assets:
Property & Equipment
Land	549,310
Mining property	3,492,824
FFE and Equipment	3,289,521
Subtotal—long-lived assets	7,331,655

Total value of acquisition	$5,960,758

Value of acquisition allocated to additional paid-in capital	$2,696,455
Value of acquisition allocated to minority interest	$3,264,303

Had the Sulfatos Chile Acquisition taken place on January 1, 2012, results of operations would have reflected the following pro forma amounts for the twelve months ended December 31, 2012:

	Twelve months Ended December 31, 2012
	Lustros, Inc.	Sulfatos Chile	Lustros Chile	Mineraltus		Purchase	Pro
	Actual	Actual	Actual	Actual	Consolidated	Adjustments	Forma
Revenues	$–	$54,902	$–	$–	$54,902	$–	$54,902
Operating expenses	1,033,884	3,138,341	176,025	22,324	4,370,574	212,807	4,583,381
Interest expense	13,787	53,181	4,349	4	71,321	–	71,321
Net loss	$(1,047,671)	$(3,136,620)	$(180,374)	$(22,328)	$(4,386,993)	$(212,807)	$4,709,604

The $212,807 purchase adjustment is the operating expenses incurred by Sulfatos Chile from January 1, 2012 to February 15, 2012.

Note 4 - Bluestone Acquisition and Power-Save Sale

On March 9, 2012, Lustros acquired all of the outstanding capital stock and rights to acquire capital stock of Bluestone in exchange for 60,000,000 shares of its common stock. As of the closing, these shares represented 96.7% of the Company’s outstanding common stock.  Bluestone's principal asset was a 60% equity interest in Sulfatos, which Bluestone acquired in February 2012. For financial reporting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition with Bluestone the acquiring entity and Lustros as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012.

On March 25, 2012, the Company sold the assets (including the "Power-Save" name) of its renewable energy and energy savings product business in which it had engaged prior to the Bluestone Acquisition, to the former management of the Company. The purchase price for the assets was the cancellation of obligation for unpaid salaries and other monies owed to prior management and the assumption by the buyer of certain liabilities of the Company related to the Power-Save business.

33

The following information presents supplemental cash flows information of assets acquired and liabilities assumed in connection with the Bluestone Acquisition:

Twelve months Ended December 31, 2012
Notes receivable	$18,446
Inventories	65,565
Prepaid expenses and other	4,765
Property and equipment	48,406
Accounts payable	(181,172)
Notes payable	(19,217)
(63,207)
Plus, cash acquired	38,572
Total Bluestone Acquisition and Power Save Sale	$(24,635)

The following information presents supplemental cash flows information of assets given and liabilities released in connection with the Power Save Sale:

Twelve months Ended December 31, 2012
Notes receivable	$(18,446)
Inventories	(65,565)
Prepaid expenses and other	(4,765)
Property and equipment	(48,406)
Accounts payable	180,103
Notes payable	19,217
62,138
Less, cash transferred in disposal	(20,642)
Total Power Save Sale	$41,496

34

Note 5 - The Congo Project

On October 18, 2012, the Company entered into an agreement with Nueva Pudahuel S.A. dba Sociedad Minera Pudahuel ("SMP") pursuant to which the Company acquired the land, laboratory, tailings and other assets of the closed mine of La Africana, commonly known as the "Congo Project”, in the Santiago, Chile metropolitan area. The land is approximately 81.2 hectares and contains an estimated 2.4 million tons of copper-rich tailings.

The Company entered into the agreement through Procesamiento de Relaves Pudahuel Limitada dba Mineraltus Pudahuel Ltd., a newly created subsidiary owned 99% by the Company's subsidiary Mineraltus SA.

The Company has agreed to remove the tailings and restore the value of the property so that it can be used for real estate development projects. The Company will separate the copper from the tailings with the intention of manufacturing an estimated 24,000 tons of food-grade, penta-hydrated copper sulfate. The Company plans to construct a copper sulfate processing plant on the property to process the tailings at an estimated cost of $6.2 million. The project, known in the industry as the "Congo Project," has received all necessary approvals and permits from the Chilean authorities.

Financing for the project will be provided by the Company as a loan, and the Company will be entitled to 100% of the profits. The project was structured as a purchase / buy-back to ensure that all necessary assets remain under our control for the duration of the project. The Company purchase price was $7 million payable as follows:

•	$360,000 was paid on November 26, 2012 for the right to use all assets and facilities;

•	$436,858 payable upon completion of the copper sulfate processing plant on site no later than November 13, 2014 as the final payment for the assets;

•	$6,203,172 payable in equal monthly installments of $77,540 beginning on July 1, 2013 for the lease of the Lo Aguirre main pit. SMP may request that the final 12 lease payments not be made by the Company in exchange for the return of 60.2 hectares of land at their option on or before date the 69th lease payment is made.

35

SMP will have the right to buy back 18 of the 21 remaining hectares owned by the Company at the end of the project at a rate of 1UF (Unidad de Fomento) per square meter which would be equal to approximately US$8.8M at today’s exchange rate. The Company will retain ownership of the remaining three hectares.

Note 6 - Property and Equipment

The Company acquired property and equipment with a historical cost value of $7,331,655 in the Sulfatos Acquisition in March 2012. See Note 3 - Sulfatos Acquisition. The following table sets forth our property and equipment at the date indicated. These assets, with the exception of land which is not depreciable, are being depreciated over their remaining useful lives. The Company recognized depreciation expense of $85,712 for the period from inception to December 31, 2012.

December 31, 2012

Buildings	$164,726
Furniture & fixtures	24,023
Vehicles	131,376
Mining equipment	423,453
Plants/property improvements	3,928,356
Computers	37,018
Lab equipment	65,675
Total fixed assets	$4,774,626
Less depreciation	(126,810)
Net fixed assets	$4,647,816

Land	$585,040
Congo right to use	$360,000
Mining property	$3,720,011
Net property and equipment	$9,312,867

36

Note 7 - Debt

The following table sets forth the outstanding indebtedness of the Company at the date indicated. Inter-company transactions have been eliminated in the consolidated balance sheet:

Description	Total Due at December 31, 2012
Related party notes
Suprafin, Ltd.	$785,929
Robert Dickey	540,000
Bass Energy	500,000
Total related party notes payable	$1,825,929

Notes payable
Walker River Investments	$270,988
Banco de Chile Loan	45,541
Land Purchase Balance	367,763
Total notes payable	$684,292

Convertible notes
Magna Group LLC	$205,589
Total beneficial conversion liability	$205,589

From February through December 2012, Suprafin, Ltd. (“Suprafin”) provided the Company a total of $3,171,381 in non-interest bearing unsecured demand loans to enable Bluestone to pay the balance of the purchase price for of the Sulfatos Acquisition and for working capital purposes. Zirk Engelbrecht, currently a member of the Board of Directors, and formerly the Chief Executive Officer, of Lustros, is the owner of Suprafin. In April 2012 Suprafin assigned $570,988 of the loans to Walker River Investments, Corp (“Walker”). In May 2012, Suprafin agreed to cancel $429,000 of these loans in exchange for 100,000 shares of Series A Preferred Stock. As of December 2012, the Company had repaid an additional $1,385,464 of these loans, and the outstanding balance of these loans was $785,929.

In December 2012, Walker sold $300,000 of their loans to Magna Group LLC (“Magna”) in three increments of $100,000 each, and the Company issued to Magna a series of convertible notes (the “Magna Notes”) for the principal amount which bear interest at the rate of 8% per annum. These Magna Notes are convertible into stock of the Company at a discount of 37.5% from the lowest Trading Price the day prior to the execution of the Magna Notes and contain a one-time price reset which allows Magna to take a 37.5% discount from the lowest trading price on the day prior to the day the investor choses to exercise the reset. We have evaluated original issue discount feature derived from the conversion option of this note as of December 31, 2012 and deemed it to be $180,000. Magna chose to convert $100,000 which represented $160,000 value with the debt discount of these Magna Notes into 177,714 shares of Common Stock as of December 31, 2012. The total balance due to Magna was $205,589, net of unamortized debt discount of $114,411 at December 31, 2012. As of December 31, 2012, we recognized $65,589 in amortized debt discount related to these notes, the amount was recorded as interest expense.

From September through December 2012, the Company borrowed a total of $1,040,000 for working capital purposes from Robert Dickey, currently an alternate member of the Board of Directors and Bass Energy. Bill Hlavin, currently a member of the Board of Directors is the owner of Bass Energy. These loans are non-interest bearing, unsecured demand loans to be repaid from a future financing or from operating cash flows. These loans are personally guaranteed by Zirk Engelbrecht.

In April 2012, Sulfatos borrowed $40,500,223 CLP, or approximately $79,454 US dollars, from Banco de Chile for working capital purposes. This loan bears interest at the rate of 13.43% per annum and is due on March 31, 2013. Monthly payments of principal and interest in the amount of $7,343,229 CLP, or approximately $15,608 US dollars, commenced on October 1, 2012. As of December 31, 2012, the outstanding balance of this loan was $21,796,082 CLP, or approximately $45,541 US dollars. The company paid approximately $5,732 US in interest expense related to these notes.

37

Sulfatos currently owes $176,011,132 CLP, or approximately $367,763 US dollars, for the last two payments of the land acquired in the first quarter of 2011.

Note 8 - Stockholders’ Equity

The authorized capital stock of Lustros consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, par value of $0.001 per share, designated “Series A Preferred Stock.” Each share of Series A Preferred Stock is convertible at the option of the holder into 100 shares of Common Stock and is entitled to 100 votes per share on all matters submitted to the shareholders of Lustros. At December 31, 2012, there were outstanding 88,369,618 shares of Common Stock and no shares of Series A Preferred Stock.

On March 9, 2012, Lustros issued and sold 60,000,000 shares of its Common Stock in the Bluestone Acquisition in exchange for 100% of the outstanding stock of Bluestone. See Note 4.

In addition, for accounting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition, with Bluestone, the acquiring entity and Lustros, as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012. As such the 2,856,426 outstanding shares prior to the reverse merger were accounted for as if they had been issued by Bluestone, the value applied to these shares was based on the net liabilities of Power-Save assumed by the merged entity of $24,635.

In April 2012, Lustros issued and sold in a private placement: (i) to Zirk Engelbrecht 100,000 shares of Series A Preferred Stock in consideration for cash of $429,000 at the rate of $4.29 per share which was then applied to the settlement of indebtedness to Suprafin, Ltd. in the amount of $429,000 (See Note 6 - Debt), which shares were issued and registered in the name of Zirk Engelbrecht; and (ii) to Gonzalo Troncoso 75,000 shares of Series A Preferred Stock for cash in the amount of $4.29 per share. At the time of these purchases, Mr. Engelbrecht was Chief Executive Officer of the Company and Mr. Troncoso was President and Chief Operating Officer of the Company.

In April 2012, Lustros issued and sold 5,000,000 shares of Common Stock in a private placement to two entities in consideration of $1,000,000 at the rate of $0.20 per share of which was then applied the settlement of indebtedness of $1,000,000. This indebtedness was working capital advances made by Angelique de Maison to Santa Teresa Minerals and assumed by Bluestone in the Sulfatos Acquisition. Ms. De Maison directed that 3,643,911 of these shares be issued in the name of Quatre Gats, an entity owned by Zirk Engelbrecht, Angelique de Maison, Gonzalo Troncoso and Trisha Malone, our Chief Financial Officer of the Company.

In June 2012, Lustros issued and sold 1,636,364 shares of its Common Stock in a private placement at $0.55 per share or net proceeds of $900,000.

In June 2012, Lustros issued and sold to Angelique de Maison 181,818 shares of Common Stock in consideration of $100,000 of cash at the rate of $0.55 per shares which was then applied to the settlement of $100,000 of debt. This indebtedness was the remaining working capital advances assumed by Bluestone in the Sulfatos Acquisition.

In July 2012, Lustros issued and sold 727,272 shares of its Common Stock to a director in a private placement at $0.55 per share or net proceeds from the offering of $400,000.

In July and August 2012, Lustros issued and sold 352,941 shares of its Common Stock in a private placement at $0.85 per share or net proceeds from the offering of $300,000.

In November 2012, Mr. Engelbrecht converted 100,000 shares of Series A Preferred Stock into 10,000,000 shares of Common Stock and Mr. Troncoso converted 75,000 shares of Series A Preferred Stock into 7,500,000 shares of Common Stock.

38

In December 2012, Magna converted $160,000 of debt into 177,714 shares of Common Stock, See Note 7 – Debt.

Note 9 - Related Party Transactions

From February through December 2012, Suprafin provided the Company a total of $3,171,381 in non-interest bearing unsecured demand loans. Zirk Engelbrecht, currently a member of the Board, and formerly the Chief Executive Officer, of the Company is the owner of Suprafin. As of December 31, 2012, the outstanding balance of these loans was $785,929. See Note 7 - Debt.

From September through December 2012, the Company borrowed a total of $1,040,000 from two directors for working capital purposes at Sulfatos. Mr. Engelbrecht is a guarantor of these loans. See Note 7 - Debt.

From inception (January 26, 2012) to December 31, 2012, the Company has issued and sold an aggregate of 24,318,181 shares of Common Stock (including 175,000 shares of Series A Preferred Stock which were converted to 17,500,000 shares of Common Stock) to directors and executive officers. See Note 8 – Stockholders’ Equity.

From inception (January 26, 2012) to December 31, 2012, the Company earned revenues of $54,902 of which $ 31,057 was earned from a one-time mining project completed for Casablanca Mining, the parent company of Santa Teresa Minerals. At the time of the Sulfatos Acquisition, Bluestone was an affiliate of Santa Teresa Minerals because substantially all of the equity interests of Bluestone were owned by Juan Carlos Camus Villegas and Angelique de Maison, who were officers and/or directors of Santa Teresa Minerals and its parent holding company and were principal shareholders of the parent holding company.

Note 10 - Income Taxes

As of December 31, 2012, the Company had net operating loss attributable to Lustros, Inc. of $3,127,879   that may be available to reduce future years’ federal taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

A reconciliation of the expected consolidated income tax expense, computed by applying a 35% U.S. Federal corporate income tax rate to income before taxes to income tax expense is as follows December 31, 2012:

2012
Deferred tax asset:
Net operating loss	$(3,127,879)

Total deferred tax asset	$(1,094,758)
Less: Valuation allowance	1,094,758
Net deferred tax asset	$–

The valuation allowance for deferred tax assets as of December 31, 2012 was $1,094,758 respectively, which may be applied against future taxable income, if any, through 2032. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2012.

Note 11 - Subsequent Events

Resignation of Officers

•	On January 29, 2013, Gonzalo Troncoso resigned his position as Chief Executive Officer of the Company. His resignation from the Chief Executive Officer position is not the result of a disagreement with the Company.
•	On January 29, 2013, Myoung Won Sohn resigned his position as President of the Company. His resignation from the President position is not the result of a disagreement with the Company.
•	On January 29, 2013 Larry A. Zielke resigned his position as Senior Vice President and General Counsel of the Company. His resignation from the Senior Vice President and General Counsel positions is not the result of a disagreement with the Company.

39

Appointment of Officers

•	On January 29, 2013, William Farley was appointed Chief Executive Officer of the Company.
•	On January 29, 2013, Gonzalo Troncoso was appointed President of the Company.

Resignation of Directors

•	On January 29, 2013, the Board of Directors accepted the resignations of Myoung Won Sohn and Juan Carlos Camus Villegas as members of the Board of Directors. None of these resignations are the result of a disagreement with the Company.

On January 29, 2013 the size of the Board of Directors was set at seven members.

Appointment of Directors

•	On January 29, 2013, William Farley was appointed as a member of the Board of Directors and its Chairman.
•	On January 29, 2013, Todd Sluzas was appointed as a member of the Board of Directors.
•	On January 29, 2013, Martin Pajor was appointed as a member of the Board of Directors.

As previously reported, the Company had been engaged in litigation in the Supreme Court of New York in the County of Westchester (“the Court”), Index No. 11139/2009, in the matter Steeneck v. Power-Save and Engelbrecht. The claim was brought before the Court on or about May 8, 2009, although the defendants were never notified of the action until September 2012. The Company was informed on January 18, 2013 that on January 10, 2013 the Court filed and entered a Decision & Order stating that the statute of limitations of the action had expired and that the plaintiff is not entitled to the relief he was seeking. The plaintiff’s motion was denied and the case is now marked disposed by the court.

In January and February 2013, Walker sold an additional $270,988 of their loans to Magna Group LLC (“Magna”) in three increments of $125,000 and $145,988, and the Company issued to Magna a series of convertible notes (the “Magna Notes”) for the principal amount which bear interest at the rate of 8% per annum. These Magna Notes are convertible into stock of the Company at a discount of 37.5% from the lowest Trading Price the day prior to the execution of the Magna Notes and contain a one-time price reset which allows Magna to take a 37.5% discount from the lowest trading price on the day prior to the day the investor choses to exercise the reset. In January, February and March 2013 Magna elected to convert $265,000 of their loans and $1,338 in accrued interest into 783,668 shares of Common Stock, $205,988 in principal remains due under the Magna Notes.

As previously reported, on March 1, 2013, the Company and Global Investments I, LLC (“Global”) entered into a Stock Purchase Agreement, whereby Global agreed to purchase 818,182 shares of Common Stock at a purchase price of $0.55 per share. More information regarding this agreement can be found in the Company’s Form 8-K filed with the Commission on March 7, 2013.

As previously reported, on March 1, 2013, the Company and Angelique de Maison (“de Maison”) entered into a Stock Purchase Agreement, whereby de Maison agreed to purchase 181,818 shares of Common Stock at a purchase price of $0.55 per share. More information regarding this agreement can be found in the Company’s Form 8-K filed with the Commission on March 7, 2013.

End of Notes to the Financial Statements

40

Lustros, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash	$179,471	$277,565
Other receivables	123	102
Prepaid expenses	11,145	224,777
Inventory	117,024	142,385
VAT tax receivable	692,434	573,541
Total current assets	1,000,197	1,218,369

Non-Current Assets
Fixed assets, net	4,646,036	4,647,816
Mining property	3,539,768	3,720,011
Land	556,693	585,040
Congo right to use	360,000	360,000
Total non-current assets	9,102,497	9,312,867

TOTAL ASSETS	$10,102,694	$10,531,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable	$1,307,130	$1,000,500
Convertible note payable, net of unamortized discount of $205,463 and $141,411 respectively	316,064	205,589
Notes payable	349,944	684,292
Notes payable - related party	1,090,727	1,825,929
Total current liabilities	3,063,865	3,716,310

Long Term Liabilities
Embedded derivative liability	2,909,604	–
Asset retirement obligations	401,760	396,474
Total long term liabilities	3,311,364	396,474

Total liabilities	6,375,229	4,112,784

Stockholders' Equity
Preferred stock, $.001 par value, 10,000,000 shares authorized, 291,376 and no shares issued and outstanding respectively	291	–
Common stock, $.001 par value, 100,000,000 shares authorized, 91,389,488 and 88,369,618 issued and outstanding respectively	91,389	88,369
Additional paid-in capital	6,932,207	6,234,946
Non-controlling interest	1,154,621	2,005,189
Accumulated other comprehensive income	932,206	1,217,828
Deficit accumulated during development stage	(5,383,249)	(3,127,879)
Total stockholders' equity	3,727,465	6,418,452

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,102,694	$10,531,236

See notes to consolidated financial statements.

41

Lustros, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	September 30, 2013	September 30, 2012	For the Nine Months Ended September 30, 2013	Inception, (January 26, 2012) to September 30, 2012	Inception, (January 26, 2012) to September 30, 2013

Revenue	$66,580	$2,959	$66,580	$54,900	$121,482
Cost of goods sold	(168,228)	–	(168,228)	–	(168,228)
Gross profit	(101,648)	2,959	(101,648)	54,900	(46,746)

Operating expenses
General and administrative	409,420	725,285	1,001,076	1,637,984	3,051,874
Depreciation	88,138	25,894	205,265	57,821	290,977
Payroll	311,766	419,730	1,094,763	1,045,508	2,535,732
Legal and accounting	127,832	389,767	282,404	489,721	810,882
Mining costs	9,585	58,210	41,919	127,568	229,668
Research & development	2,726	557	3,391	4,244	80,259
Total expenses	949,467	1,619,443	2,628,818	3,362,846	6,999,392

Loss from operations	(1,051,115)	(1,616,484)	(2,730,466)	(3,307,946)	(7,046,138)

Net change in fair value of preferred stock derivative liability	(172,208)	–	94,386	–	94,386
Foreign tax expense	(186,079)	–	(186,079)	–	(186,079)
Interest expense	(49,006)	(2,859)	(283,780)	(4,023)	(355,101)

Net loss	$(1,458,408)	$(1,619,343)	$(3,105,939)	$(3,311,969)	$(7,492,931)

Net loss attributable to minority interest	$(368,848)	$(430,177)	$(850,568)	$(953,747)	$(2,109,682)
Net loss attributable to Lustros, Inc.	$(1,089,560)	$(1,189,166)	$(2,255,371)	$(2,358,222)	$(5,383,249)

Loss per share, basic	$(0.02)	$(0.02)	$(0.03)	$(0.06)

Weighted average common shares, basic	90,955,692	70,575,212	90,099,911	55,076,483

Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended
	September 30, 2013	September 30, 2012	For the Nine Months Ended September 30, 2013	Inception, (January 26, 2012) to September 30, 2012	Inception, (January 26, 2012) to September 30, 2013

Net loss	$(1,458,408)	$(1,619,343)	$(3,105,939)	$(3,311,969)	$(7,492,931)

Gain/(loss) on foreign currency conversion	14,359	1,112,697	(285,622)	1,331,745	932,206

Total comprehensive loss	$(1,444,049)	$(506,646)	$(3,391,561)	$(1,980,224)	$(6,560,725)

See notes to consolidated financial statements.

42

Lustros, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30, 2013	Inception (January 26, 2012) to September 30, 2012	Inception, (January 26, 2012) to September 30, 2013

Cash flows from operating activities
Net loss	$(3,105,939)	$(3,311,969)	$(7,492,931)
Non-cash transactions to reconcile net loss to cash used in operations
Depreciation and amortization	205,265	57,821	290,977
Amortization of original issued discount	277,056	–	324,645
Gain on change in fair value of preferred stock derivative liability	(94,386)	–	(94,386)
Cash used in operations
Increase in accrued interest included in notes payable	5,424	5,732	11,156
Decrease/(increase) in other receivable	(21)	–	(21)
Decrease/(increase) in prepaid expenses	213,633	(122,801)	37,379
Decrease/(increase) in inventory	25,361	–	25,361
Decrease/(increase) in VAT tax receivable	(118,893)	–	(118,893)
Increase in asset retirement obligation	5,286	–	20,146
Increase/(decrease) in accounts payable	306,630	998,338	1,240,332
Total cash used in operations	(2,280,584)	(2,372,879)	(5,738,236)

Cash flows from investing activities
Acquisition of Sulfatos Chile by Bluestone	–	892,294	892,294
Cash received in Power Save merger	–	38,572	38,572
Disposal of Power Save operations	–	(20,642)	(20,642)
Purchase of fixed assets	(440,985)	(1,101,414)	(1,271,661)
Total cash used in investing activities	(440,985)	(191,190)	(361,437)

Cash from financing activities
Proceeds from convertible notes	69,000	–	69,000
Proceeds from notes payable	–	79,454	79,454
Repayment of notes payable	(40,587)	(707,476)	(86,850)
Proceeds from notes payable, related parties	296,798	2,913,453	3,408,179
Repayment of notes payable, related parties	(309,700)	(1,726,964)	(1,695,164)
Proceeds from the issuance of preferred stock	1,926,000	–	1,926,000
Proceeds from the issuance of common stock	550,000	1,921,000	2,471,000
Total cash provided by financing activities	2,491,511	2,479,467	6,171,619

Effect of foreign currency exchange rate on cash	131,964	333,261	107,525

INCREASE/(DECREASE) IN CASH	(98,094)	248,659	179,471

BEGINNING CASH	277,565	–	–

ENDING CASH	$179,471	$248,659	$179,471

Supplemental disclosure of cash flow information:
Interest paid	$–	$(4,023)	$–
Income taxes paid	$–	$–	$–

Supplemental disclosure of non-cash investing activities:
Related party notes transferred to convertible notes	$(520,988)	$–	$(820,988)
Shares issued in conversion on convertible note	756,569	–	916,569
Related party notes settled with subscription to common stock	$–	$1,529,000	$1,100,000
Related party notes settled with subscription to preferred stock	$472,000	$–	$901,000
Fair value of deemed derivative liability	$3,003,998	$–	$3,003,998
Net assets acquired in reverse merger with Power Save	$–	$(63,207)	$(63,207)
Net assets acquired in Sulfatos Chile acquisition	$–	$5,068,464	$5,068,464
Net assets disposed of in Power Save sale	$–	$62,138	$62,138
Effet of reverse merger with Power Save	$–	$(24,635)	$(24,635)
Contributed capital in Sulfatos Chile acquisition	$–	$2,696,455	$2,696,455
Contributed capital in Power Save sale	$–	$41,496	$41,496

See notes to consolidated financial statements.

43

LUSTROS, INC.

(A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

Note 1 - Organization and Principal Activities

Organization and Description of Business

Lustros, Inc. ("Lustros", and together with its consolidated subsidiaries, the "Company"), formerly Power-Save Energy Company, is a Utah corporation formed in 1980. The Company is a pre-revenue development stage company that intends to market and sell high quality food-grade copper sulfate obtained by processing copper ores and tailings at Company-owned processing facilities in Chile.

On March 9, 2012, Lustros acquired all of the outstanding capital stock and rights to acquire capital stock of Bluestone, S.A. a Chilean corporation (“Bluestone”), in exchange for 60,000,000 shares of its common stock (the "Bluestone Acquisition"). Bluestone's principal asset is a 60% equity interest in Sulfatos Chile, S.A. ("Sulfatos"), which it acquired in February 2012.

For accounting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition with Bluestone as the acquiring entity and Lustros as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012.

On March 25, 2012, the Company sold the assets (including the "Power-Save" name) of its renewable energy and energy savings product business in which it had engaged prior to the Bluestone Acquisition, to the former management of the Company (the "Power Save Sale"). See Note 4 - Bluestone Acquisition and Power Save Sale.

On June 25, 2012, the Company created a new subsidiary, Mineraltus S.A. (“Mineraltus”), a Chilean corporation, to extract copper from the tailings (waste products) of expired copper mines to secure the raw materials to manufacture high quality, feed-grade copper sulfate. The Company owns 80% of Mineraltus.

On August 22, 2012, the Company formed Lustros Chile SpA as a 100% owned subsidiary, for the purpose of acting as a Chilean entity holding company for the Company’s Chilean subsidiaries Sulfatos, Mineraltus, and Bluestone.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements, including the estimated useful lives of tangible and intangible assets and the asset retirement obligation. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Principles of Consolidation

The consolidated financial statements include the financial statements of Lustros, Inc., its subsidiaries Lustros Chile SpA, Mineraltus, Bluestone, and Sulfatos. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The presentation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Foreign Currency Translation

The Company records foreign currency translation adjustments and transaction gains and losses in accordance with ASC 830, Foreign Currency Matters. The functional currency of Bluestone and its subsidiaries is the Chilean Peso ("CLP"). Assets and liabilities of Bluestone and its subsidiaries are translated into United States dollars at the exchange rates as of the balance sheet dates. Revenues and expenses of Bluestone and its subsidiaries are translated into United States dollars at average exchange rates in effect during the period. The resulting cumulative translation adjustments have been recorded as a component of other comprehensive income (loss), included as a separate item in the balance sheet.

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For purposes of these consolidated financial statements: (i) the exchange rate was $502.97 CLPs to 1 US dollar at September 30, 2013; and (ii) the average exchange rates were $503.42 CLPs to 1 US dollar during the three months ended September 30, 2013.

The Company is exposed to movements in foreign currency exchange rates. In addition, the Company is subject to risks including adverse developments in the foreign political and economic environment, trade barriers, managing foreign operations, and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material negative impact on the Company's financial condition or results of operations in the future.

Financial Instruments

The Company's financial instruments include cash and cash equivalents, and accounts payable and notes payable. At September 30, 2013, the carrying cost of these instruments approximated their fair value. The authoritative guidance for fair values establishes a three tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Cash Equivalents

Cash equivalents include highly liquid investments with maturities of three months or less.

Inventory

Inventory, which consists primarily of raw copper ore and copper sulfate, is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

The Company evaluates the need to record adjustments for impairment of inventory. As of September 30, 2013, the Company has not needed to adjust for impairment.

Income Taxes and Deferred Tax Asset

Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Land is not depreciated.

Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset which ranges from three to five years. Major improvements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. The depreciation methods, and estimated remaining useful lives are reviewed at least annually. If property and equipment is classified as held for sale, it is reviewed for impairment annually. The impairment charged to the income statement is the excess of the carrying value of the property and equipment over its expected fair value less costs to sell. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.

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Mining Properties and Equipment

The Company will follow the successful efforts method of accounting. All developmental costs will be capitalized. Depreciation and depletion of producing properties will be computed on the unit-of-production method based on estimated proved reserves. Repairs and maintenance will be expensed, while renewals and betterments will be generally capitalized.

At least quarterly, or more frequently if conditions indicate that long-term assets may be impaired, the carrying value of our properties will be compared to management's future estimated pre-tax cash flow from the properties. If undiscounted cash flows are less than the carrying value, then the asset value will be written down to fair value. Impairment of individually significant unproved properties will be assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis.

Derivatives

Under ASC 815, “Derivatives and Hedging”, the initial balance sheet classification of contracts that require net cash settlement are recorded as assets or liabilities. At each balance sheet date, the Company reviews contracts and equity instruments that are to be settled in common stock to determine if sufficient common shares are available to satisfy the maximum number of shares that could be required to net-share settle the contracts, among other conditions. Changes in fair value are accounted for in the consolidated statement of operations.

Asset Retirement Obligation

The Company follows ASC 410, Asset Retirement and Environmental Obligations, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, the Company estimates that an asset retirement obligation of $401,760 exists. Accordingly, a liability for this amount has been included in long term liabilities.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or services have been rendered, the price to the buyer is fixed or determinable, and collection is reasonably assured. The Company is responsible for warehousing and shipping the merchandise.

Earnings/(Loss) Per Common Share

ASC Topic 260, “Earnings Per Share”, requires presentation of basic earnings per share and diluted earnings per share. Basic earnings/(loss) per share is computed by dividing earnings/(loss) available to common shareholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outsanding. During periods when common stock equivalents, if any, are anti-dilutive, they are not considered in the computation.

Going Concern

The Company’s financial statements are prepared using US GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As shown in these consolidated financial statements, the Company has a limited operating history and limited funds and has an accumulated deficit of $5,383,249 as of September 30, 2013.  These factors affect the Company’s ability to continue as a going concern.

46

In order to continue as a going concern and achieve a profitable level of operations, the Company will require additional financing from loans or the sale of debt or equity securities. In addition, the Company will seek to generate revenues from its business lines.  If the Company is unable to secure such additional financing or secure such additional financing on favorable terms, the lack of adequate financing could have a material adverse effect on its ability to conduct its business as intended.’

Defaulted Senior Notes

The financial statements do not include any adjustments relating to the recoverability and classification of assets and/or liabilities that might be necessary should the Company be unable to continue as a going concern. The continuation as a going concern is dependent upon the ability of the Company to meet its obligations on a timely basis and ultimately to attain profitability. There is no default rate on the note.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued authoritative guidance on the reporting of reclassifications out of accumulated other comprehensive income. The guidance requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income if the amount is reclassified to net income in its entirety in the same reporting period. The guidance is effective for fiscal years beginning after December 15, 2012, with early adoption permitted. The adoption of this guidance did not have a material effect on the Company’s financial condition, results of operations or cash flows.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Sulfatos Acquisition

On February 15, 2012, Bluestone purchased a 60% equity interest in Sulfatos Chile from Santa Teresa Minerals S.A., a Chilean corporation ("Santa Teresa Minerals"). The purchase price for the equity interest was: (a) a 20% interest in Bluestone; (b) $2.2 million, with $1.1 million paid by assumption of a demand loan payable by Santa Teresa Minerals to Angelique de Maison, and the balance of $1.1 million to be paid in monthly installments from time to time upon demand by Santa Teresa Minerals. As of December 31, 2012, the entire purchase price had been paid. On October 16, 2012 Angelique de Maison entered into an agreement with Santa Teresa Minerals pursuant to which Santa Teresa Minerals waived and released any claim to any equity interests in Bluestone or Lustros and their affiliated companies, with Bluestone and Lustros Inc. express third party beneficiaries of that waiver and release. As such, Santa Teresa Minerals' 20% interest in Bluestone has been cancelled, and Bluestone is a wholly owned subsidiary of Lustros.

At the time of the Sulfatos Acquisition, Bluestone was an affiliate of Santa Teresa Minerals because substantially all of the equity interests of Bluestone were owned by Juan Carlos Camus Villegas and Angelique de Maison, who were officers and/or directors of Santa Teresa Minerals and its parent holding company and were principal shareholders of the parent holding company.

The Sulfatos Acquisition has been treated as an "asset purchase" for financial reporting purposes. Because the Sulfatos Acquisition was between related parties, the purchase price has been allocated to additional paid-in capital and the assets and liabilities were carried over at historical costs. Results of operations for Sulfatos have been reflected in the Company's financial statements from the closing date.

47

The following information presents supplemental cash flows information of assets acquired and liabilities assumed in connection with the Sulfatos Acquisition:

Twelve months
Ended
December 31, 2012
Prepaid expenses	$764,551
Equipment	3,289,521
Mining property	3,492,824
Land	549,310
Accounts payable	(447,343)
Notes payable	(2,580,399)
$5,068,464
Plus, cash acquired	892,294
Total value of acquisition	$5,960,758
Value of acquisition allocated to additional paid-in capital	$2,696,455
Value of acquisition allocated to minority interest	$3,264,303

The following table summarizes the historical cost values of the assets acquired and liabilities assumed at the date of Sulfatos Acquisition. In accordance with US GAAP, the assets and liabilities acquired are carried over at their historical value because the transaction occurred between related parties.

At
February 15, 2012
Working Capital Items
Cash and cash equivalents	$892,294
Prepaid expenses and other	764,551
Accounts payable and accrued liabilities	(447,343)
Notes payable	(2,580,399)
Subtotal—Working Capital Items	(1,370,897)

Long-lived Assets:
Property & Equipment
Land	549,310
Mining property	3,492,824
FFE and Equipment	3,289,521
Subtotal—long-lived assets	7,331,655

Total value of acquisition	$5,960,758

Value of acquisition allocated to additional paid-in capital	$2,696,455
Value of acquisition allocated to minority interest	$3,264,303

Had the Sulfatos Chile Acquisition taken place on January 1, 2012, results of operations would have reflected the following pro forma amounts for the three and nine months ended September 30, 2012 as compared to September 30, 2013:

	Three Months Ended September 30,
	2012						2013
	Lustros, Inc.	Sulfatos Chile	Lustros Chile		Purchase	Pro
	Actual	Actual	Actual	Consolidated	Adjustments	Forma	Consolidated
Revenues	$–	$2,959	$–	$2,959	$–	$2,959	$66,580
Cost of goods sold	–	–	–	–	–	–	(168,228)
Operating expenses	(399,863)	(1,082,858)	(136,730)	(1,619,451)	(212,807)	(1,832,258)	(949,467)
Other expense	–	–	–	–	–	–	(358,287)
Interest expense	–	(2,858)	–	(2,858)	–	(2,858)	(49,006)
Net loss	$(399,863)	$(1,082,757)	$(136,730)	$(1,619,350)	$(212,807)	$(1,832,157)	$(1,458,408)

48

	Nine Months Ended September 30,
	2012						2013
	Lustros, Inc.	Sulfatos Chile	Lustros Chile		Purchase	Pro
	Actual	Actual	Actual	Consolidated	Adjustments	Forma	Consolidated
Revenues	$–	$54,900		$54,900	$–	$54,900	$66,580
Cost of goods sold	–	–	–	–	–	–	(168,228)
Operating expenses	(783,564)	(2,442,552)	(136,730)	(3,362,846)	(212,807)	(3,575,653)	(2,628,818)
Other expense	–	–	–	–	–	–	(91,693)
Interest expense	–	(4,023)	–	(4,023)	–	(4,023)	(283,780)
Net loss	$(783,564)	$(2,391,675)	$(136,730)	$(3,311,969)	$(212,807)	$(3,524,776)	$(3,105,939)

The $212,807 purchase adjustment is the operating expenses incurred by Sulfatos Chile from January 1, 2012 to February 15, 2012.

Note 4 - Bluestone Acquisition and Power-Save Sale

On March 9, 2012, Lustros acquired all of the outstanding capital stock and rights to acquire capital stock of Bluestone in exchange for 60,000,000 shares of its common stock. As of the closing, these shares represented 96.7% of the Company’s outstanding common stock.  Bluestone's principal asset was a 60% equity interest in Sulfatos, which Bluestone acquired in February 2012. For financial reporting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition with Bluestone the acquiring entity and Lustros as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012.

On March 25, 2012, the Company sold the assets (including the "Power-Save" name) of its renewable energy and energy savings product business in which it had engaged prior to the Bluestone Acquisition, to the former management of the Company. The purchase price for the assets was the cancellation of obligation for unpaid salaries and other monies owed to prior management and the assumption by the buyer of certain liabilities of the Company related to the Power-Save business.

The following information presents supplemental cash flows information of assets acquired and liabilities assumed in connection with the Bluestone Acquisition:

Twelve months Ended December 31, 2012
Notes receivable	$18,446
Inventories	65,565
Prepaid expenses and other	4,765
Property and equipment	48,406
Accounts payable	(181,172)
Notes payable	(19,217)
(63,207)
Plus, cash acquired	38,572
Total Bluestone Acquisition and Power Save Sale	$(24,635)

49

The following information presents supplemental cash flows information of assets given and liabilities released in connection with the Power Save Sale:

Twelve months Ended December 31, 2012
Notes receivable	$(18,446)
Inventories	(65,565)
Prepaid expenses and other	(4,765)
Property and equipment	(48,406)
Accounts payable	180,103
Notes payable	19,217
62,138
Less, cash transferred in disposal	(20,642)
Total Power Save Sale	$41,496

Note 5 - The Congo Project

On October 18, 2012, the Company entered into an agreement with Nueva Pudahuel S.A. dba Sociedad Minera Pudahuel ("SMP") pursuant to which the Company acquired the land, laboratory, tailings and other assets of the closed mine of La Africana, commonly known as the "Congo Project”, in the Santiago, Chile metropolitan area. The land is approximately 81.2 hectares and contains an estimated 2.4 million tons of copper-rich tailings.

The Company entered into the agreement through Procesamiento de Relaves Pudahuel Limitada dba Mineraltus Pudahuel Ltd., a newly created subsidiary owned 99% by the Company's subsidiary Mineraltus SA.

The Company has agreed to remove the tailings and restore the value of the property so that it can be used for real estate development projects. The Company will separate the copper from the tailings with the intention of manufacturing an estimated 24,000 tons of food-grade, penta-hydrated copper sulfate. The Company plans to construct a copper sulfate processing plant on the property to process the tailings at an estimated cost of $6.2 million. The project, known in the industry as the "Congo Project," has received all necessary approvals and permits from the Chilean authorities.

Financing for the project will be provided by the Company as a loan, and the Company will be entitled to 100% of the profits. The project was structured as a purchase / buy-back to ensure that all necessary assets remain under our control for the duration of the project. The Company purchase price was $7 million payable as follows:

•	$360,000 was paid on November 26, 2012 for the right to use all assets and facilities;
•	$436,858 payable upon completion of the copper sulfate processing plant on site no later than November 13, 2014 as the final payment for the assets;
•	$6,203,172 payable in equal monthly installments of $77,540 beginning on July 1, 2013 for the lease of the Lo Aguirre main pit. SMP may request that the final 12 lease payments not be made by the Company in exchange for the return of 60.2 hectares of land at their option on or before date the 69th lease payment is made. Lease payments had not yet begun and were in default as of the time of this filing.

SMP will have the right to buy back 18 of the 21 remaining hectares owned by the Company at the end of the project at a rate of 1UF (Unidad de Fomento) per square meter which would be equal to approximately US$8.8M at today’s exchange rate. The Company will retain ownership of the remaining three hectares.

Note 6 - Property and Equipment

The Company acquired property and equipment with a historical cost value of $7,331,655 in the Sulfatos Acquisition in March 2012. See Note 3 - Sulfatos Acquisition. The following table sets forth our property and equipment at the dates indicated. These assets, with the exception of land which is not depreciable, are being depreciated over their remaining useful lives. The Company recognized depreciation expense of $88,139 and $205,265 for the three and nine months ended September 30, 2013 respectively, $25,894 for the three months ended September 30, 2012, $57,821 from inception (January 26, 2012) to September 30, 2012, and $290,977 for the period from inception to September 30, 2013.

50

	September 30, 2013	December 31, 2012

Buildings	$172,949	$164,726
Furniture & fixtures	22,859	24,023
Vehicles	125,010	131,376
Mining equipment	414,325	423,453
Plants/property improvements	4,133,656	3,928,356
Computers	35,696	37,018
Lab equipment	63,342	65,675
Total fixed assets	$4,967,837	$4,774,626
Less depreciation	(321,801)	(126,810)
Net fixed assets	$4,646,036	$4,647,816

Land	$556,693	$585,040
Congo right to use	$360,000	$360,000
Mining property	$3,539,768	$3,720,011
Net property and equipment	$9,102,497	$9,312,867

Note 7 - Debt

The following table sets forth the outstanding indebtedness of the Company at the date indicated. Inter-company transactions have been eliminated in the consolidated balance sheet:

Description	Total Due at September 30, 2013	Total Due at December 31, 2012
Related party notes
Suprafin, Ltd.	$350,727	$785,929
Robert Dickey	240,000	540,000
Bass Energy	500,000	500,000
Total related party notes payable	$1,090,727	$1,825,929

Notes payable
Banco de Chile Loan	$–	$45,541
Walker River Investments	–	270,988
Land Purchase Balance	349,944	367,763
Total notes payable	$349,944	$684,292

Convertible notes, net
Magna Group LLC	$238,213	$205,589
July 2013 Convertible Notes	77,851	–
Total beneficial conversion liability	$316,064	$205,589

From February 2012 through September 30, 2013, Suprafin, Ltd. (“Suprafin”) provided the Company a total of $3,467,879 in non-interest bearing unsecured demand loans to enable Bluestone to pay the balance of the purchase price for the Sulfatos Acquisition and for working capital purposes. Zirk de Maison (formerly Engelbrecht), currently a member of the Board of Directors, and formerly the Chief Executive Officer, of the Company, is the owner of Suprafin. In April 2012 Suprafin assigned $570,988 of the loans to Walker River Investments, Corp (“Walker”) and in December 2012 Suprafin assigned an additional $250,000 of the loans to Walker which the Company was informed of in May 2013. In May 2012, Suprafin agreed to cancel $429,000 of these loans in exchange for 100,000 shares of Series A Preferred Stock. In May 2013 Suprafin agreed to cancel an additional $172,000 of these loans in exchange for 17,200 shares of Preferred Series A Stock at $10 per share. As of September 30, 2013, the Company had repaid $1,695,164 of these loans, and the outstanding balance of these loans was $350,727. $296,798 represented the additional advances made by Suprafin, Ltd during the nine month period ended September 30, 2013.

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In December 2012, Walker sold $300,000 of their loans to Magna Group LLC (“Magna”) in three increments of $100,000 each, and the Company issued to Magna a series of convertible notes (the “Magna Notes”) for the principal amount which bear interest at the rate of 8% per annum. These Magna Notes are convertible into stock of the Company at a discount of 37.5% from the lowest Trading Price the day prior to the execution of the Magna Notes and contain a one-time price reset which allows Magna to take a 37.5% discount from the lowest trading price on the day prior to the day the investor chooses to exercise the reset. We evaluated original issue discount feature derived from the conversion option of this note as of December 31, 2012 and deemed it to be $180,000. Magna chose to convert $100,000 as of December 31, 2012 which represented a $160,000 value with the debt discount of these Magna Notes into 177,714 shares of Common Stock. In February and March 2013, Magna chose to convert the remaining $200,000 which represented a $322,141 value with the debt discount and $2,141 interest of these Magna Notes into 604,357 shares of Common Stock. In March 2013, we recognized $120,803 in amortized debt discount related to these notes. The amount was recorded as interest expense.

In January and February 2013, Walker sold an additional $270,988 of their loans to Magna in two increments of $125,000 and $145,988, and the Company issued to Magna a series of convertible Magna Notes for the principal amount which bear interest at the rate of 8% per annum. These Magna Notes were convertible into stock of the Company at a discount of 37.5% from the lowest Trading Price the day prior to the execution of the Magna Notes and contain a one-time price reset which allows Magna to take a 37.5% discount from the lowest trading price on the day prior to the day the investor choses to exercise the reset. On March 26, 2013, Magna chose to convert $65,000 of the $125,000 loan, which represented a $104,000 value with the debt discount, into 179,311 shares of Common Stock. On April 25, 2013, Magna chose to convert the remaining $60,000 of the $125,000 loan, which represented a $96,209 value with the debt discount, into 208,696 shares of Common Stock.

On June 7, 2013 Walker sold an additional $250,000 of their loans to Magna and the Company and Magna agreed to cancel all outstanding prior Magna Notes (which had a principal balance due of $145,988 and interest due of $10,283) in exchange for a new Magna Note which was issued to Magna for the principal amount of $406,271. This new Magna Note is convertible into stock of the Company at a discount of 35% from the lowest Trading Price the five (5) days prior to the execution of the Magna Note and contain six price resets which allows Magna to take a 35% discount from the lowest trading price on the day prior to the day the investor chooses to exercise the reset. The total balance due to Magna, including accrued interest of $16,557, was $420,245, net of unamortized debt discount of $305,683 as of June 30, 2013. As of June 30, 2013, we recognized $205,744 in amortized debt discount related to this Magna Note. The amount was recorded as interest expense. From July through September 2013 Magna chose to convert $152,378 of this Magna Note, which represented a $234,429 value with the debt discount, into 1,027,506 shares of Common Stock leaving a balance due to Magna, including accrued interest of $19,471, of $238,213, net of unamortized debt discount of $165,873as of September 30, 2013.

From September through December 2012, the Company borrowed a total of $1,040,000 for working capital purposes from Robert Dickey, currently an alternate member of the Board of Directors and Bass Energy. Bill Hlavin, currently a member of the Board of Directors is the owner of Bass Energy. In May 2013 Robert Dickey agreed to cancel $300,000 of his loans in exchange for 30,000 shares of Preferred Series A Stock at $10 per share leaving a balance due of $740,000, $500,000 to Bass Energy and $240,000 to Robert Dickey. These loans are non-interest bearing, unsecured demand loans to be repaid from a future financing or from operating cash flows. These loans are personally guaranteed by Zirk de Maison.

From January through June 2013, the Company borrowed a total of $34,000 for working capital purposes from Global Investments I LLC. William Farley, currently our Chief Executive Officer and a member of the Board of Directors, is the owner of Global Investments I, LLC. In May 2013 Global Investments I agreed to cancel the full balance of $34,000 of these loans and contributed an additional $266,000 in exchange for 30,000 shares of Preferred Series A Stock at $10 per share.

In July 2013 the Company borrowed a total of $69,000 in Convertible Notes payable to unrelated third parties for working capital purposes. These Convertible Notes bear interest at the rate of 8% per annum and are redeemable in 18 months or convertible after six months into shares of the Company’s Common Stock at a price equal to 60% of the average of the variable weighted average price for the 10 trading days prior to the date of conversion. The Company accrued $2,441 in interest expense for the three months ended September 30, 2013 for these Convertible Notes. The balance due on these Convertible Notes as of September 30, 2013 was $70,156. We have evaluated original issue discount feature derived from the conversion option of these Convertible Notes upon their issuance and deemed it to be $48,441. As of September 30, 2013, we recognized $6,410 in amortized debt discount related to these notes. The amount was recorded as interest expense. The balance due under these Convertible Notes, including accrued interest of $2,441, was $77,851, net of unamortized debt discount of $39,590 as of September 30, 2013.

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In April 2012, Sulfatos borrowed $40,500,223 CLP, or approximately $79,454 US dollars, from Banco de Chile for working capital purposes. This loan bears interest at the rate of 13.43% per annum and was due on March 31, 2013. Monthly payments of principal and interest in the amount of $7,343,229 CLP, or approximately $15,608 US dollars, commenced on October 1, 2012. As of September 30, 2013, the outstanding balance of this loan had been paid in full. The Company paid $3,559,151 CLP, or approximately $7,532 US dollars in interest expense related to these notes.

Defaulted Senior Notes

Sulfatos currently owes $176,011,132 CLP, or approximately $349,944 US dollars, for the last two payments of the land acquired in the first quarter of 2011. This debt is currently in default. There is no default rate on the note.

Note 8 - Stockholders’ Equity

The authorized capital stock of Lustros consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, par value of $0.001 per share, designated “Series A Preferred Stock.” Each share of Series A Preferred Stock is convertible at the option of the holder into 100 shares of Common Stock and is entitled to 100 votes per share on all matters submitted to the shareholders of Lustros. At September 30, 2013, there were outstanding 91,389,488 shares of Common Stock and 291,376 shares of Series A Preferred Stock.

From January 2013 through September 2013, Magna converted $477,378 of their loans and $1,338 in accrued interest valued at $720,570 with the debt discount into 2,019,870 shares of Common Stock, See Note 7 – Debt.

On March 1, 2013, the Company and Global Investments I, LLC (“Global”) entered into a Stock Purchase Agreement, whereby Global agreed to purchase 818,182 shares of Common Stock at a purchase price of $0.55 per share for total proceeds of $450,000.

On March 1, 2013, the Company and Angelique de Maison (“de Maison”) entered into a Stock Purchase Agreement, whereby de Maison agreed to purchase 181,818 shares of Common Stock at a purchase price of $0.55 per share for total proceeds of $100,000.

On April 22, 2013, the Board of Directors of the Company approved the sale of up to 100,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $10.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  On June 25, 2013 the Board of Directors of the Company approved increasing the number of Preferred Series “A’ Shares available for sale to 142,200. The Series A Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering was June 30, 2013, and a total of 142,200 Series “A” Shares for a total of $1,422,000 have been subscribed for to date.  $950,000 was received as cash proceeds and $472,000 were settled against related party loans. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In accordance with the guidance provided in ASC 480 and ASC 815, the Company determined that the conversion feature of the Series “A” Shares convert into more Common Stock shares than were currently authorized represented a deemed derivative. Accordingly, the Series “A” Shares are not considered to be “conventional” Preferred Stock and thus the embedded conversion feature must be bifurcated and accounted for as a deemed derivative liability. The fair value of $2,909,604 was recorded as an embedded derivative liability, which reduced the value of Equity reflected. See Note 10 – Derivative Liability.

On June 25, 2013 the Board of Directors of the Company approved the sale of up to an additional 50,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $17.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In addition, the Board of Directors of the Company approved the sale of Convertible Notes bearing interest at the rate of 10% per annum redeemable in 18 months or convertible after six months into shares of the Company’s Common Stock at a price equal to 60% of the average of the variable weighted average price for the 10 trading days prior to the date of conversion. As of September 30, 2013, 19,176 subscriptions had been sold for $326,000 in cash proceeds and $69,000 in Convertible Notes had been issued.

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On August 8, 2013 the Board of Directors of the Company approved the sale of up to an additional 130,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $5.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. As of September 30, 2013, 130,000 subscriptions had been sold for $650,000 in cash proceeds.

Note 9 - Related Party Transactions

From February 2012 through September 2013, Suprafin provided the Company a total of $3,467,879 in non-interest bearing unsecured demand loans. Zirk de Maison, currently a member of the Board, and formerly the Chief Executive Officer, of the Company is the owner of Suprafin. As of September 30, 2013, the outstanding balance of these loans was $350,727. See Note 7 - Debt.

From September through December 2012, the Company borrowed a total of $1,040,000 from two directors for working capital purposes at Sulfatos. As of September 30, 2013, the outstanding balance of these loans was $740,000. Mr. Engelbrecht is a guarantor of these loans. See Note 7 - Debt.

From January through March 2013, the Company borrowed a total of $34,000 for working capital purposes from the Company’s Chief Executive Officer. As of September 30, 2013, the outstanding balance of these loans was $0. See Note 7 - Debt.

From inception (January 26, 2012) to September 30, 2013, the Company has issued and sold an aggregate of 25,136,363 shares of Common Stock (including 175,000 shares of Series A Preferred Stock which were converted to 17,500,000 shares of Common Stock) to directors and executive officers. From April through September 2013 the Company has sold 281,023 shares of Series A Preferred Stock to affiliates, directors and executive officers of the Company. See Note 8 – Stockholders’ Equity.

Note 10 - Derivative Liability

From April through June 2013 the Company sold a total of 142,200 Series “A” Shares to a small group of accredited investors at $10.00 per share for a total of $1,422,000. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  See Note 8 – Stockholders’ Equity.

In accounting for the Series “A” Shares described above, the Company considered the guidance contained in ASC 815 Derivatives and Hedging and ASC 480 Distinguishing Liabilities from Equity. In accordance with the guidance provided in ASC 480 and ASC 815, the Company determined that the conversion feature of the Series “A” Shares convert into more Common Stock shares than were currently authorized represented a deemed derivative. Accordingly, the Series “A” Shares are not considered to be “conventional” Preferred Stock and thus the embedded conversion feature must be bifurcated and accounted for as a derivative liability.

The Company calculated the fair value of the embedded conversion feature on the date of each purchase using the Black-Scholes valuation model with the following assumptions: market prices of $0.394 and $0.502; exercise price of $0.10; discount rate of 1.41%; expected volatility of 211% and an expected life of one (1) year. The fair value of $2,027,998 was recorded as a deemed derivative liability, which reduced the value of Equity. The Company re-measured the fair value of the embedded conversion feature on June 30, 2013 using the Black-Scholes valuation model with the following assumptions: market price of $0.414; exercise price of $0.10; discount rate of 1.41%; expected volatility of 211% and an expected life of one (1) year. The change in fair value of $266,594 was recorded as a decrease to the embedded derivative liability, and the gain was recorded in earnings.

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The Company re-measured the fair value of the embedded conversion feature on September 30, 2013 using the Black-Scholes valuation model with the following assumptions: market price of $0.19; exercise price of $0.10; discount rate of .10%; expected volatility of 133.9% and an expected life of one (1) year. The change in fair value of $857,437 was recorded as a decrease to the embedded derivative liability, and the gain was recorded in earnings.

In July 2013 the Company sold a total of 19,176 Series “A” Shares to a small group of accredited investors at $17.00 per share for a total of $325,992. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  See Note 8 – Stockholders’ Equity. The Company calculated the fair value of the embedded conversion feature on September 30, 2013 using the Black-Scholes valuation model with the following assumptions: market prices of $0.19; exercise price of $0.17; discount rate of .10%; expected volatility of 133.9% and an expected life of one (1) year. The fair value of $145,667 was recorded as a deemed derivative liability.

In August and September 2013 the Company sold a total of 130,000 Series “A” Shares to a small group of accredited investors at $5.00 per share for a total of $650,000. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  See Note 8 – Stockholders’ Equity. The Company calculated the fair value of the embedded conversion feature on September 30, 2013 using the Black-Scholes valuation model with the following assumptions: market prices of $0.19; exercise price of $0.05; discount rate of .10%; expected volatility of 133.9% and an expected life of one (1) year. The fair value of $1,859,970 was recorded as a deemed derivative liability.

Note 11 - Subsequent Events

In accordance with Accounting Standards Codification Topic No. 855 “Subsequent Events” (ASC 855), the Company has evaluated subsequent events through the time between the end of the reporting period and November 14, 2013 and has found the following events to report:

On October 16, 2013, Magna converted $25,000 of the $406,271 Magna Note into 202,429 shares of Common Stock. On November 11, 2013, Magna converted an additional $25,000 of the $406,271 Magna Note into 202,429 shares of Common Stock.

In October 2013 the Board of Directors of the Company approved the sale of up to an additional 50,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $5.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering was October 31, 2013. The offering was only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. As of October 31, 2013, 50,000 subscriptions had been sold for $250,000, $210,000 in debt conversion and $40,000 in cash proceeds.

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BUSINESS

Formation and History

Lustros, Inc. ("Lustros", and together with its consolidated subsidiaries, the "Company"), formerly Power-Save Energy Company, is a Utah corporation. Power-Save Energy Company was the successor corporation of Mag Enterprises, Inc., incorporated on July 30, 1980. On September 10, 1993, an Amendment to the Articles of Incorporation was filed to change the name from Mag Enterprises, Inc. to Safari Associates, Inc. On September 12, 2006, an Amendment to the Articles of Incorporation was filed to change the name from Safari Associates, Inc. to Power-Save Energy Company (the “Company”). On April 9, 2012, the Company announced its name change from Power-Save Energy Company to Lustros, Inc.

On March 9, 2012, the Company acquired all of the outstanding capital stock and rights to acquire capital stock of Bluestone, S.A., a Chilean corporation (“Bluestone”), in exchange for 60,000,000 shares of its common stock (the "Bluestone Acquisition"). Bluestone's principal asset was a 60% equity interest in Sulfatos Chile, S.A. ("Sulfatos"), which it acquired in February 2012.

For accounting purposes, the Company has treated the Bluestone Acquisition as a reverse acquisition with Bluestone as the acquiring entity and Lustros as the acquired entity. As a result, the Company's financial statements reflect the financial information of Bluestone prior to March 9, 2012 and the combined entity on and after March 9, 2012.

On March 25, 2012, the Company sold the assets and liabilities (including the "Power-Save" name) of its renewable energy and energy savings product business in which it had engaged prior to the Bluestone Acquisition, to the former management of the Company (the "Power Save Sale"). See Note 4--Bluestone Acquisition and Power Save Sale.

On June 25, 2012, the Company created a new subsidiary, Mineraltus S.A. (“Mineraltus”), a Chilean corporation, to extract copper from the tailings (waste products) of expired copper mines to secure the raw materials to manufacture high quality, feed-grade copper sulfate. The Company owns 80% of Mineraltus.

On August 22, 2012, the Company formed Lustros Chile SPA as a 100% owned subsidiary, for the purpose of acting as a Chilean entity holding company for the Company’s Chilean subsidiaries Sulfatos (60%), Mineraltus (80%), and Bluestone.

Business Description

The Company is a pre-revenue development stage company that intends to market and sell high quality food-grade copper sulfate obtained by processing copper ores and tailings at Company-owned processing facilities in Chile.

Copper Sulfate Uses and Market

Copper Sulfate (CuSO4) is a value-added product derived from copper ore. Copper Sulfate is one of the most flexible and reliable tools a farmer can use as it is an important industrial chemical and is widely used to treat a range of problems.

Demand for Copper Sulfate is increasing rapidly due to its use as a natural growth stimulant in animals, as well as in prevention of Escherichia coli, commonly known as E. coli, and listeria. A comprehensive list of uses for Copper Sulfate is available athttp://www.copper.org/applications/compounds/table_a.html.

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The food-grade Copper Sulfate industry is a $1.2 billion dollar industry growing at approximately 15% per year. Currently, more than 50% of global production is made from copper scrap that contains toxins, such as Dioxin, which are no longer accepted by many countries such as Canada, Australia, and Brazil. Other important consumer countries are expected to follow in rejecting copper that contains toxins.

Lustros produces Copper Sulfate directly from mineral-rich ore, making it an ideal food-grade Copper Sulfate to be used for agricultural purposes. There is strong interest from companies in Brazil, Canada, Colombia, New Zealand, Peru and Chile to purchase our food-grade Copper Sulfate in quantities exceeding our potential production capacity.

Sulfatos Chile – Processing Plant Subsidiary

Our first Copper Sulfate plant is engineered to process 180,000 tons of raw materials and yield 8,064 tons of food-grade Copper Sulfate per year.

The Company acquired property and equipment owned by Sulfatos Chile with a historical cost value of $7,331,655 in the Bluestone Acquisition in March 2012.  The Company has spent an additional $1.7M in property, plant and equipment purchases as of September 30, 2013 toward the completion of the copper sulfate processing plant in Puerto Oscuro, Chile.  The plant was completed at the end of July 2013.

Going forward, Sulfatos Chile expects to incur average monthly costs, of approximately $220,000 once it begins full production at the copper sulfate processing plant.  These costs will be paid for by income from operations.

Mining Interests

Claims/Mining Properties	Location	Entity	Ownership Interest
Anica Copper Mines	Anico Project, Illapel	Sociedad Sulfatos Chile, S.A.	60.00%

Raw Material Sources

Sulfatos Chile SA owns the 1,325 hectare (3,275 acres) Anica copper mine that is our primary source of raw material. Local family miners also represent a large opportunity for potential supply of quality raw material at discounted prices.

Mineraltus – Tailings Treatment Subsidiary

Chile produces 3.5 million tons of copper per year, with 280 million tons of new tailings generated each year. There are over 800 mines with significant tailing deposits in Chile, 50% of which are abandoned. Chile recently enacted a law requiring all mines to present a closure plan that includes treatment of tailings. This law also increases the fines associated with unclosed plants substantially.

Mineraltus SA can clean up these tailings at a substantial profit, charging the government and private mine owners for the clean-up and taking mineral rights on the abandoned tailings.

Initial Tailings Operation: Congo Project

This fully permitted project consists of 80.4 hectares of land, providing approximately 2.4 million tons of copper tailings. Post-clean up, Lustros will retain 21.2 hectares of usable land in the Santiago metropolitan area for real-estate development projects.

During the next twelve months, the Company plans to satisfy its cash requirements through revenues from operations, existing cash and financing commitments and additional equity financings.

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Employees

As of the date of this filing, we currently have four management level employees who work for Lustros, Inc. (two are employed full time and two are employed on a part-time basis and are not compensated). Sulfatos Chile employs 51 full-time employees.

We may require additional employees in the future as we expand our operations. There is intense competition for capable, experienced personnel and there is no assurance we will be able to obtain new qualified employees when required.

Competition

The Company is a pre-revenue development stage company. We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could have an adverse impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Government Regulations and Permits

Our mineral exploration and processing activities are subject to extensive foreign laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mineral exploration and processing is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Various permits from government bodies are required for mining and processing operations to be conducted; no assurance can be given that such permits will be received. Permits for exploration and development are administered by the Chilean National Geological and Mining Service (SERNAGEOMIN). Environmental compliance is assured via the offices of the National Environmental Committee (CONAMA). Claim titles are recorded at the local Mining Conservator in Copiapo.

We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder. There are no current orders or directions relating to us with respect to the foregoing laws and regulations.

We have obtained or have pending applications for those licenses, permits or other authorizations currently required in conducting our exploration and other programs, but may from time to time need to apply for new, or renew our current, licenses, permits or other authorizations to continue our business or expand our operations.

Environmental Regulation

In connection with mining, production and exploration activities, we are subject to extensive federal, state and local laws and regulations governing the protection of the environment, including laws and regulations relating to protection of air and water quality, hazardous waste management and mine reclamation as well as the protection of endangered or threatened species. Potential areas of environmental consideration for mining companies, including ours include but are not limited to, acid rock drainage, cyanide containment and handling, contamination of water courses, dust and noise. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. These laws are continually changing and, in general, are becoming more restrictive. Additionally, we may be subject to liability for pollution or other environmental damages that we may elect not to insure against due to prohibitive premium costs and other reasons.

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Chile’s environmental law (Law No 19.300), which regulates all environmental activities in the country, was first published in March 1994. An exploration project or field activity cannot be initiated until its potential impact to the environment is carefully evaluated. This is documented in Article 8 of the environmental law and is referred to as the Sistema de Evaluación de Impacto Ambiental (SEIA).

The SEIA is administered and coordinated on both regional and national levels by the Comisión Regional del Medio Ambiente (COREMA) and the Comisión Nacional del Medio Ambiente (CONAMA), respectively. The initial application is generally made to COREMA, in the corresponding region where the property is located, however in cases where the property might affect various regions the application is made directly to the CONAMA. Various other Chilean government organizations are also involved with the review process, however, most documentation is ultimately forwarded to CONAMA, which is the final authority on the environment and is the organization that issues the final environmental permits.

Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our operations are conducted in material compliance with applicable laws and regulations.

Properties

Our corporate office is located at 9025 Carlton Hills Blvd., Santee, California 92071. This facility is a 1,530 square foot administrative office space, which we have leased through September 30, 2017 at a leasing cost of $1,912.50 per month. Our telephone number at this facility is 619-449-4800. It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional facilities. We do not presently own any real property in the United States.

Sulfatos Chile has offices in Santiago, Chile located at Doña Isabel 1101, Pudahuel, Santiago, Chile that are leased at a cost of 250,000 CLP or approximately $522 per month. It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our operations in Chile. We do not foresee any significant difficulties in obtaining any required additional facilities. Additionally, through Sulfatos Chile we hold interests in the Anico Copper Mine mining property described below, and we own the property on which the processing plant is located, 835 hectares in Fundo Puerto Oscuro, Comuna de Canela, Province of Choapa, Los Vilos, Chile.

Operating Mine Interests

Sulfatos Chile

On September 15, 2010, Santa Teresa Minerals and Minera Anica Ltda. formed the Chilean corporation, “Sulfatos Chile, S.A.” Santa Teresa Minerals sold its 60% interest in Sulfatos Chile S.A. to our subsidiary, Bluestone, in February 2012. Bluestone now owns 60% of Sulfatos Chile S.A., which owns the Anico Copper Mine and mining claims to Anico 1/5, and plans to extract copper sulfate and operate a copper sulfate production facility at the Anico Copper Mine which is currently under construction. Copper sulfate is a byproduct of copper mining that is used in industrial processes, livestock feed, and aerospace industries.

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Map Showing Location of Anico Copper Mine

The Anico Copper Mine is located in the la Cuarta region, 22 kilometers northeast of the community of Illapel in the fourth region of the Choapa Province. Illapel is located on a plain along the side of the Illapel River, approximately 57 km northeast from Los Vilos and approximately 144 km south from Ovalle. The Anico Copper Mine is located at latitude North 31 degrees, 25 minutes, 6953 seconds, longitude East, 71 degrees, 10 minutes, 588 seconds, with UTM coordinates of 6.521.208 meters North, 293.319 meters East. The Anico Copper Mine is approximately 22 km by conventional roadways, from Illapel, on the road leading to Combarbalá, past the Auco sector, following the road that leads to Cocou, then to Culen Creek, where Anico Copper Mine is located.

History

Registered in 1999 as Anico 1/5, the property consists of 25 hectares, which was contributed to Sulfatos Chile S.A. by Minera Anica Ltda. The property has been exploited since 2008, extracting approximately 400 tons of raw material per month with an average copper grade of approximately 3% per cubic ton. Prior to Sulfatos Chile’ acquisition of the property in September of 2010, sales of the raw material had been made to refineries of the Empresa Nacional de Mineria (ENAMI), Chile’s state owned minerals company, approximately 20 kilometers away.

The last geological study on the mine was made in April 2008. The property is without known reserves and the proposed program is exploratory in nature.

Current Activity

Through Sulfatos Chile, we will process copper ore at our copper sulfate processing plant in Puerto Oscuro, Chile. We will obtain the copper ore from our 1,325 hectare Anica copper mine or by purchase from local artisanal miners. On July 25, 2013 the Company announced that Sulfatos Chile SpA, had begun pilot production of Pentahydrate Copper Sulfate at its multi-million dollar, state-of-the-art facility. The plant capacity is three times its original design and is capable of processing up to 15,000 tons of mineral per month. It is currently permitted at 5,000 tons per month and permit applications for increased production will be filed very shortly. Current production is expected to result in approximately 529,000 pounds (240,000 kilos) of Pentahydrate Copper Sulfate per month. The current plant capacity of 15,000 tons per month will occur upon receiving permits for unlimited production which we expect to receive in the fourth quarter of 2013 or first quarter of 2014. Cash flow from this first phase is expected to begin in the fourth quarter of 2013 or the first quarter of 2014 and will fund future expansion for an additional 25,000 ton processing plant.

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LEGAL PROCEEDINGS

In September 21, 2011, Chris Frye filed a lawsuit against the Company in California Superior Court alleging, among other things, breach of contract surrounding the Company’s CBS Television solar project. Chris Frye also filed a cross-complaint in a New Mexico action filed by Uni-Rac involving a similar subject matter. The Company vigorously denies all allegations and insists the lawsuit is an attempt on Chris Frye’s part to evade paying an outstanding invoice owed to the Company. The California Suit has since been dismissed in its entirety and the cross-complaint in New Mexico has been dismissed as well. Chris Frye and Power-Save have joined forces to combat Uni-Rac in the New Mexico portion of the case, which is reduced to a dispute of less than $200,000 regarding the racking supplied in relation to the CBS project. The liabilities of the Company relating to this lawsuit, including the cost of defense, were assumed by Michael Forster and SLO 3 Holdings, Inc. in connection with their purchase of the assets of the Company's renewable energy and energy savings business in March 2012. Assuming they have the financial capacity to pay any judgments and the costs of defense, the Company should have no liability with respect to this lawsuit.

The Company is engaged in litigation in the Supreme Court in the County of Westchester, New York, Index No. 11139/2009, in the matter Steeneck v. Power-Save and Engelbrecht. The claim was brought before the Court on or about May 8, 2009, although the defendants were never notified of the action until September 2012. Putting aside pleading in the alternative (duplicative claims under different legal theories for the same acts/omissions to act) the claim appears to be for approximately $200,000. As reported on Form 8-K filed with the Commission on January 18, 2013, the Company was informed that on January 10, 2013 the Court filed and entered a Decision & Order stating that the statute of limitations of the action had expired and that the plaintiff is not entitled to the relief that was sought. The plaintiff’s motion was denied and the case is now marked as disposed by the court.

Other than the foregoing, we know of no material, existing or pending legal proceedings against the Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Our board of directors directs the management of the business and affairs of our company as provided in our certificate of incorporation, our by-laws and the Utah Revised Business Corporation Act. Members of our board of directors keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Board Leadership Structure and Risk Oversight; Diversity

Our Company is led by William Farley who has served as Chief Executive Officer and Chairman of the Board since 2013. Each of our officers is elected by the Company’s Board of Directors to serve until the next annual meeting of Directors or until their successors are duly elected and qualified. Each of our directors is elected by the Company’s Board of Directors and shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

We currently do not have audit or compensation committees of the Board of Directors. The Board of Directors as a whole reviews and approves the Company’s annual audit and determines executive compensation.

The Company does not currently consider diversity in identifying nominees for director. Due to the small size of the Company, the priority has been in attracting qualified directors, and issues such as diversity have not yet been considered.

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Date of Appointment	Position
Trisha Malone	38	March 9, 2012	Chief Financial Officer
		April 18, 2012	Secretary
Zirk De Maison	56	April 18, 2012	Director
William Hlavin	69	April 18, 2012	Director
Robert Dickey	67	June 22, 2012	Director
William Farley	70	January 29, 2013	Chief Executive Officer, Director
Todd Sluzas	42	January 29, 2013	Director
Martin Pajor	56	January 29, 2013	Director
Richard Berman	70	August 22, 2012	Director

Term of Office

Each of our officers is elected by the Company’s Board of Directors to serve until the next annual meeting of Directors or until their successors are duly elected and qualified. Each of our directors is elected by the Company’s Board of Directors and shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

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Background and Business Experience of Current Officers and Directors

Trisha Malone. Ms. Malone is the Chief Financial Officer and Secretary of Lustros Inc. Ms. Malone has more than 19 years of experience in finance and accounting including experience in corporate governance, securities regulation, financial controls requirements, and financial management. From 2000 to 2006, Ms. Malone served as Corporate Controller for Xsilogy, Inc., a leading wireless sensor network company, and as the division controller after Xsilogy's acquisition by SYS Technologies, Inc., a public company engaged in government contracting. From 2006 to 2008, Ms. Malone was the Corporate Controller for Satellite Security Corporation, a developer of satellite tracking systems. Since 2008, Ms. Malone has been self-employed as an independent accounting consultant and is presently consulting as Corporate Controller for several private companies. From 2007 to 2009, Ms. Malone served as the Corporate Controller for Lenco Mobile Inc., which operates in the high growth mobile marketing and Internet sectors, and served as Corporate Secretary for the company until June 2010. From June 2010 to September 2012 Ms. Malone served as Chief Financial Officer and a Director of Wikifamilies, Inc., a public company that operates in the technology services industry. Ms. Malone was also a Director of Casablanca Mining, Ltd. since inception and was the Chief Executive Officer of the Company from inception until January 2009 and the Chief Financial Officer from inception through December 2011. Ms. Malone has a degree in Business Administration from Grossmont College. She has also pursued extended studies in corporate law, benefits administration, and human resources.

Zirk De Maison. Mr. De Maison has been a Director of the Company since January 2011 and formerly served as the President of the Company. Mr. De Maison has extensive experience in the formation, capital-raising, and registration stages of numerous public companies, including involvement as a financier and major shareholder of several gold and diamond mining companies in South Africa between 1987 and 1991. Mr. De Maison is the co-founder of WealthMakers, Ltd., a private web-based research technology company that connects members to automated trading platforms for stocks, indexes, bonds, options, commodities and currencies for up to 80 markets around the world. From February 2006 through April 2009, he served as director of Mobicom Corporation (formerly known as Satellite Security Corporation), a public company engaged in the business of development and sale of proprietary, interactive applications and services for the mobile telephone industry that generate transaction-based revenue and aggregate end-user data. From June 2007 through January 2008, he served as the principal executive officer and principal financial officer of Sovereign Wealth Corp., a public company engaged in the business of developing, owning and operating mobile telephone and Internet advertising platforms that are used by mobile telephone network operators and manufacturers, retailers and commercial enterprises to attract and monetize relationships with consumers. From April through October of 2006, he served as the President of Safari Associates, Inc., now known as Power Save Energy Company, a public company engaged in the manufacture, marketing and sale of electricity saving devices for homeowners. Mr. De Maison holds a degree in Mechanical Engineering. Mr. De Maison’s experience in structuring, developing and financing public companies, accounting rules and regulations, securities regulations, and corporate governance led to the conclusion that he should serve as a Director for the Company.

William J. Hlavin. Mr. Hlavin is the President and Owner of Bass Energy, Inc.  Dr. Hlavin received a BS in geology from Ohio University in 1968 and received his masters and doctorate degrees in geology from Boston University in 1976. He has been actively engaged in well development in Ohio since 1969. Dr. Hlavin has participated in the drilling and completion of more than 1,000 wells principally in northeastern Ohio. Dr. Hlavin founded Bass Energy Inc. in 1983. He has held senior management positions in both privately held and public exploration and production companies. He was President of Appalachian Exploration, Inc. (1976-1982); a Canton, Ohio based company that operated over 600 wells. He served as President of Nancy Drilling Company, Inc. (1982-1987) an Ohio based well drilling contractor and as Executive Vice President of publicly traded Resource Exploration, Inc. (1986-1988). Dr. Hlavin, Certified Professional Geologist, is an active member of several organizations including the American Association of Petroleum Geologists, Geological Society of America, the Ohio Oil and Gas Association and as a Fellow of the Explorers Club. Mr. Hlavin’s experience in natural resources and business management led to the conclusion that he should serve as a Director for the Company.

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Richard Berman. Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience. In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. In 2012, he became vice chairman of Energy Smart Resources, Inc. and Mr. Berman is a director of six private and three public companies: Advaxis, Inc., Neostem, Inc. and now Lustros, Inc. From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions (completed over 300 deals). He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s experience in structuring, developing and financing public companies, legal, and corporate governance led to the conclusion that he should serve as a Director for the Company.

Robert E. Dickey. Mr. Dickey is a lifelong entrepreneur having worked in family businesses while growing up and in later life working with his own family. He has owned construction and marketing companies. His family currently owns a portfolio of rental properties. They also are involved in the demolition and scrap business. For the past several years, Mr. Dickey and his family have owned companies that have bought and sold oil/gas leases in Ohio’s Utica Shale. He has been an investor in Ohio’s oil/gas industry for 30 years. Mr. Dickey graduated from MT. Union College in 1968 with a B.A. in Education. In 1971 he received his MS. in Education from Youngstown State University, and did extensive post Masters work at several Ohio Universities. From 1968-1998 Mr. Dickey served several Ohio school districts as a Guidance Counselor and retired from public education in 1998. Mr. Dickey’s long standing business success along with his experience in the oil/gas industry led to the conclusion that he should serve as a Director of the Company.

William Farley – Mr. Farley is the sole shareholder of Liam Ventures, Inc., a private equity firm with investments in various industries including technology, communications, railroad, and basic industries. Mr. Farley is also CEO and owner of Zrii International in Salt Lake City, Utah, a liquid nutritional marketer. He served as Chairman and Chief Executive Officer of Farley, Inc. and Fruit of the Loom, Inc. from the time he acquired the company in 1986 through December 1999. During that time, he built FTL from a primarily domestic $500 million underwear company into a leading international manufacturer and marketer of basic family apparel with sales approximating $2.3 billion for the 1999 fiscal year. Fruit of the Loom was sold to Berkshire Hathaway Co. in 2002 for approximately $1 Billion.

Mr. Farley was born and raised in Pawtucket, Rhode Island. He received a Bachelor of Arts degree from Bowdoin College in Maine, and a Juris Doctor degree from Boston College Law School. More recently, Mr. Farley received an honorary degree of Doctor of Laws from his alma mater Bowdoin College.

In addition to his business activities, Mr. Farley has served on various educational, corporate, civic and cultural boards, including: The Horatio Alger Association, The Big Shoulders Fund, The Rush Hospital Heart Institute, The Goodman Theatre of Chicago, and The Lyric Opera of Chicago. He also participates in Chicago Public School’s Principal For A Day Program.

Mr. Farley has received the Ireland-U.S. Council for Commerce and Industry's Annual Outstanding Achievement Award for his efforts to improve economic, business and commercial links between Ireland and the United States. Other honors include: the Apparel Industry Board, Inc.'s Special Award, the Horatio Alger Award for Distinguished Americans, the Freedom Award from America’s Freedom Festival, the American Academy of Achievement's Golden Plate Award, the National Women's Political Caucus' Good Guys Award and the White House's Presidential Award for Entrepreneurial Excellence. Mr. Farley has also previously served as Chairman of the Illinois Ambassadors and the Executive Club of Chicago.

Mr. Farley resides in Chicago with his wife, Shelley and their son Liam. His interests include education, reading, politics, travel, sports, health, and nutrition.

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Todd Sluzas – Mr. Sluzas is the CFO of Liam Ventures, Inc., a private equity firm solely owned by William Farley. Mr. Sluzas has 20 years of accounting, finance, tax, and private equity experience. Mr. Sluzas currently serves as Director of Finance for two portfolio companies, and served as Senior Tax Analyst for Fruit of the Loom during his fifteen-year tenure with Farley. Todd also manages the Family Office of William Farley, where he is responsible for investment analysis & due diligence, risk management, cash management, and tax compliance & planning. Prior to Farley, Mr. Sluzas spent four years with the accounting firm of Price Waterhouse Coopers LLP representing the firm’s audit and tax practice.

Mr. Sluzas earned his Bachelor of Business Administration degree from the University of Notre Dame and is a Certified Public Accountant.

Martin Pajor – Mr. Pajor is a Vice President of Liam Ventures, Inc., a private equity firm solely owned by William Farley. Mr. Pajor has 30 years of accounting, finance, tax, and private equity experience. Martin currently serves as Vice President with operational responsibilities for two operating companies owned by Mr. Farley. These responsibilities include logistics, purchasing, systems and entering new foreign markets primarily in Latin America. Prior to these responsibilities he served as Director of Tax for Fruit of the Loom during his twenty five-year tenure with Farley. Prior to his association with Farley, Martin spent five years with United Stationers Supply Co. where he was instrumental in creating the company’s tax department and assisting in the company’s initial public stock offering.

Mr. Pajor earned his Bachelor of Science in Accountancy degree from the University of Illinois and has a Master of Science in Taxation degree from DePaul University.

Identification of Significant Employees

As of the date of this filing, we currently have four management level employees who work for Lustros, Inc. (two are employed full time and two are employed on a part-time basis and are not compensated). Sulfatos Chile employs 51 full-time employees.

We may require additional employees in the future as we expand our operations. There is intense competition for capable, experienced personnel and there is no assurance we will be able to obtain new qualified employees when required.

Family Relationship

We currently do not have any officers or directors of our company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

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i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

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Code of Ethics

The Company’s former management adopted a Code of Ethics and Business Conduct that applies to all of its officers, directors and employees. The Code of Ethics was filed with the SEC on January 3, 2005 as part of our Annual Report on Form 10-KSB. A copy of our Code of Ethics will also be furnished without charge to any person upon written request. Requests should be sent to: Secretary, Lustros, Inc., 9025 Carlton Hills Blvd. Ste. A, Santee, CA 92071.

Presiding Director

Our Chief Executive Officer, William Farley, has acted as the presiding director at meetings of our board of directors. In the event that Mr. Farley is unavailable to serve at a particular meeting, responsibility for the presiding director function will go to Zirk de Maison. If Mr. de Maison is unavailable to serve at a particular meeting, responsibility for the presiding director function will rotate among the chairmen of each of the committees of our board of directors.

Corporate Governance

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board of directors is working to adopt and implement many “best practices” in the area of corporate governance, including possible future separate committees for the areas of audit and compensation, maintenance of a majority of independent directors, and written expectations of management and directors, among other things. In 2012, all incumbent directors attended 75% of our meetings of the board of directors.

Communications with the Board of Directors

Stockholders and other parties who are interested in communicating with members of our board of directors, either individually or as a group, may do so by writing to Trisha Malone, c/o Lustros, Inc., Lustros, Inc., 9025 Carlton Hills Blvd. Ste. A, Santee, CA 92071. Ms. Malone will review all correspondence and forward to the appropriate members of the board of directors copies of all correspondence that, in the opinion of Ms. Malone, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention.

Board Nominations

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to our Corporate Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by the Corporate Secretary not later than (a) with respect to an Annual Meeting of Stockholders, 120 days before the date on which next year’s proxy statement will be mailed, which the Company anticipates will be on or about May 1, 2014, and (b) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of the meeting is first given to stockholders. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to the stockholder making the nomination (i) the name and address of the stockholder, (ii) the number of shares held by the stockholder, (iii) a representation that the stockholder is a holder of record of stock of the Company, entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and (iv) a description of all arrangements or understandings between the stockholder and each nominee.

Director Attendance at Annual Meetings of Stockholders

We encourage our directors to attend Annual Meetings, although such attendance is not required.

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EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the compensation paid to our executive officers from Inception through December 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gonzalo Troncoso, CEO/Principal Executive Officer (1)	2012	$ 120,000	$nil	nil	nil	nil	nil	$nil	$ 120,000
Myoung Won Sohn, President	2012	$ 20,000	$nil	nil	nil	nil	nil	$nil	$ 20,000
Trisha Malone, CFO/Principal Financial Officer	2012	$ 31,000	$nil	nil	nil	nil	nil	$nil	$ 31,000
Larry Zielke, SVP/General Counsel	2012	$ 90,000	$nil	nil	nil	nil	nil	$nil	$ 90,000

(1) On December 20, 2013 the Board of Directors accepted Gonzalo Troncoso’s resignation of his position as President and a Director of the Company. Mr. Troncoso also resigned from all positions he holds with the Company’s subsidiaries in Chile. On December 20, 2013 Robert E. Dickey, who had served as an alternate director, was appointed as a member of the Board of Directors of the Company. Mr. Dickey was also appointed by the Board of Directors to fill the vacancies left by Mr. Troncoso’s resignation with the Company’s subsidiaries in Chile, although the position of President of the Company shall remain vacant at the present time.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company. Until December 20, 2013, Mr. Troncoso was employed on an at-will consulting basis and was being paid a salary of $180,000 per year, Ms. Malone is currently employed on an at-will consulting basis and is being paid a salary of $120,000 per year. Mr. Sohn resigned from his position as the President of the Company and was being paid a salary of $60,000 per year before his resignation, Mr. Zielke resigned from his position as the Senior Vice President and General Counsel of the Company and was being paid a salary of $120,000 per year before his resignation. All other executives provide their services with no pay as a result of their equity ownership in the Company.

Outstanding Equity Awards at Fiscal Year-End

Since inception, we have not made any equity awards to any of our executive officers.

Long Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Director Compensation

Our directors receive no compensation for their service on our board of directors.

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Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Limitation of Liability and Indemnification of Directors and Officers

The Utah Revised Business Corporation Act permits a Utah corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Articles of Incorporation and bylaws do not presently provide for the indemnification of our officers and directors. However, we may elect to approve such indemnification, by amendment to our articles of incorporation or bylaws, in the future. Pursuant to Sections 16-10a-902 and 16-10a-907of the Utah Revised Business Corporation Act, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Having these provisions in our articles of incorporation and bylaws may be necessary to attract and retain qualified persons as directors and officers. These provisions would not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Utah law. In addition, each director would continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. Any such provision also would not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The indemnification provided by the Utah Revised Business Corporation Act is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 18, 2013, for: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of our Common Stock; (ii) each of our named executive officers and directors; and (iii) all of our current named executive officers and directors as a group.

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
Name(1)	Number of Common Shares	Preferred Conversion (7)	Combined Ownership	Percent of Outstanding Shares (2)
William Farley (3)	11,518,182	5,400,000	16,918,182	11.97%
Gonzalo Troncoso (8)	6,933,174		6,933,174	4.91%
Trisha Malone	1,100,000		1,100,000	0.78%
Zirk de Maison (4)	104,659	2,954,000	3,058,659	2.16%
William Hlavin (5)	5,366,667	5,756,600	11,123,267	7.87%
Richard Berman	1,000,000		1,000,000	0.71%
Robert Dickey (6)	6,547,059	7,381,600	13,928,659	9.86%
Todd Sluzas	200,000		200,000	0.14%

All current officers and directors as a group (eight persons)	32,769,741	21,492,200	54,261,941	38.40%

Angelique de Maison	2,737,917	19,114,100	21,852,017	15.46%

All 5% or greater beneficial owners	2,737,917	19,114,100	21,852,017	15.46%

(1)	The address for each of the above noted individuals is c/o Lustros, Inc., 9025 Carlton Hills Blvd, Ste. A, Santee, CA, USA 92071.
(2)	The percentage ownership reflected in the table is based on 97,169,346 shares of Common Stock and 441,416 shares of Preferred Stock (convertible to common at 1 to 100) outstanding as of December 18, 2013.
(3)	Comprised of (i) 5,518,182 shares of Common Stock and 5,400,000 shares of Common Stock as converted from Preferred Series "A" Stock owned by Global Investment I, LLC, of which Mr. Farley is the member, (ii) 6,000,000 shares of Common Stock owned by LV Ventures, Inc., of which Mr. Farley is the sole stockholder and director.
(4)	Includes 75,035 shares of Common Stock held by the Izak Zirk Engelbrecht Living Trust, of which Mr. Engelbrecht serves as a trustee.
(5)	Includes 5,246,667 shares of Common Stock and 5,756,000 shares of Common Stock as converted from Preferred Series "A" Stock held by Bass Energy Inc., of which Mr. Hlavin is the President and Owner.
(6)	Includes 1,268,415 shares held by Patriot Land Cash Balance Pension Plan and Trust, of which a company owned by Mr. Dickey is the trustee, and 5,278,644 shares of Common Stock and 7,381,600 shares of Common Stock as converted from Preferred Series "A" Stock held by Robert E. Dickey Childrens Irrevocable Trust which benefits Mr. Dickey's children.
(7)	Represents shares of Common Stock issuable upon conversion of Preferred Series "A" Stock by the stockholder.

(8)

On December 20, 2013 the Board of Directors accepted Gonzalo Troncoso’s resignation of his position as President and a Director of the Company. Mr. Troncoso also resigned from all positions he holds with the Company’s subsidiaries in Chile. On December 20, 2013 Robert E. Dickey, who had served as an alternate director, was appointed as a member of the Board of Directors of the Company. Mr. Dickey was also appointed by the Board of Directors to fill the vacancies left by Mr. Troncoso’s resignation with the Company’s subsidiaries in Chile, although the position of President of the Company shall remain vacant at the present time. Although Mr. Troncoso has resigned, effective as of December 20, 2013, this table is based upon information set forth as of December 18, 2013, thus he remains listed herein.

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Changes in Control

As previously disclosed, on February 29, 2012, Power-Save Energy Company, a Utah corporation, entered into an agreement to acquire all of the capital stock of Bluestone S.A. On March 9, 2012, pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) with Bluestone, S.A., a Chilean corporation (“BLUESTONE”), and the shareholders of BLUESTONE, S.A. (“BLUESTONE Shareholders’), the Company acquired 100% of the outstanding shares of common stock of Bluestone (the “Bluestone Stock”) from Bluestone Shareholders. In exchange for the Bluestone Stock, the Company issued 60,000,000 shares of its common stock to the Bluestone Shareholders. As a result of closing the transaction, Bluestone Shareholders now hold approximately 96.7% of the Company’s issued and outstanding common stock. This matter was reported on Form 8-K filed with the Commission on March 12, 2012.

Other than the foregoing, there are no current arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Item 13. Certain Relationships and Related Transactions, and Director Independence

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

As of September 30, 2013, Mr. Troncoso and Mr. Farley were officers of the Company and therefore not considered “independent” as defined by the Nasdaq Marketplace Rules. Therefore, Mr. De Maison, Mr. Hlavin, Mr. Berman, Mr. Sluzas and Mr. Pajor were the only directors that are “independent” as defined by the Nasdaq Listing Rules.

Transactions with Related Persons

Suprafin Note

From February 2012 through September 30, 2013, Suprafin, Ltd. (“Suprafin”) provided the Company a total of $3,467,879 in non-interest bearing unsecured demand loans to enable Bluestone to pay the balance of the purchase price for the Sulfatos Acquisition and for working capital purposes. Zirk de Maison (formerly Engelbrecht), currently a member of the Board of Directors, and formerly the Chief Executive Officer, of the Company, is the owner of Suprafin. In April 2012 Suprafin assigned $570,988 of the loans to Walker River Investments, Corp (“Walker”) and in December 2012 Suprafin assigned an additional $250,000 of the loans to Walker which the Company was informed of in May 2013. In May 2012, Suprafin agreed to cancel $429,000 of these loans in exchange for 100,000 shares of Series A Preferred Stock. In May 2013 Suprafin agreed to cancel an additional $172,000 of these loans in exchange for 17,200 shares of Preferred Series A Stock at $10 per share. As of September 30, 2013, the Company had repaid $1,695,164 of these loans, and the outstanding balance of these loans was $350,727. $296,798 represented the additional advances made by Suprafin, Ltd during the nine month period ended September 30, 2013.

Director Notes

From September through December 2012, the Company borrowed a total of $1,040,000 for working capital purposes from Robert Dickey, currently an alternate member of the Board of Directors and Bass Energy. Bill Hlavin, currently a member of the Board of Directors is the owner of Bass Energy. In May 2013 Robert Dickey agreed to cancel $300,000 of his loans in exchange for 30,000 shares of Preferred Series A Stock at $10 per share leaving a balance due of $740,000, $500,000 to Bass Energy and $240,000 to Robert Dickey as of September 30, 2013. These loans are non-interest bearing, unsecured demand loans to be repaid from a future financing or from operating cash flows. These loans are personally guaranteed by Zirk de Maison.

From January through June 2013, the Company borrowed a total of $34,000 for working capital purposes from Global Investments I LLC. William Farley, currently our Chief Executive Officer and a member of the Board of Directors, is the owner of Global Investments I, LLC. In May 2013 Global Investments I agreed to cancel the full balance of $34,000 of these loans and contributed an additional $266,000 in exchange for 30,000 shares of Preferred Series A Stock at $10 per share.

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Related Party Stock Transactions

From inception (January 26, 2012) to September 30, 2013, the Company has issued and sold an aggregate of 25,136,363 shares of Common Stock (including 175,000 shares of Series A Preferred Stock which were converted to 17,500,000 shares of Common Stock) to directors and executive officers. From April through September 2013 the Company has sold 281,023 shares of Series A Preferred Stock to affiliates, directors and executive officers of the Company.

On March 1, 2013, the Company and Global Investments I, LLC (“Global”) entered into a Stock Purchase Agreement, whereby Global agreed to purchase 818,182 shares of Common Stock at a purchase price of $0.55 per share for total proceeds of $450,000.

On March 1, 2013, the Company and Angelique de Maison (“de Maison”) entered into a Stock Purchase Agreement, whereby de Maison agreed to purchase 181,818 shares of Common Stock at a purchase price of $0.55 per share for total proceeds of $100,000.

On April 22, 2013, the Board of Directors of the Company approved the sale of up to 100,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $10.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  On June 25, 2013 the Board of Directors of the Company approved increasing the number of Preferred Series “A’ Shares available for sale to 142,200. The Series A Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering was June 30, 2013, and a total of 142,200 Series “A” Shares for a total of $1,422,000 have been subscribed for to date.  $950,000 was received as cash proceeds and $472,000 were settled against related party loans. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In accordance with the guidance provided in ASC 480 and ASC 815, the Company determined that the conversion feature of the Series “A” Shares convert into more Common Stock shares than were currently authorized represented a deemed derivative. Accordingly, the Series “A” Shares are not considered to be “conventional” Preferred Stock and thus the embedded conversion feature must be bifurcated and accounted for as a deemed derivative liability. The fair value of $2,909,604 was recorded as an embedded derivative liability, which reduced the value of Equity reflected. See Note 10 – Derivative Liability.

On June 25, 2013 the Board of Directors of the Company approved the sale of up to an additional 50,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $17.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In addition, the Board of Directors of the Company approved the sale of Convertible Notes bearing interest at the rate of 10% per annum redeemable in 18 months or convertible after six months into shares of the Company’s Common Stock at a price equal to 60% of the average of the variable weighted average price for the 10 trading days prior to the date of conversion. As of September 30, 2013, 19,176 subscriptions had been sold for $326,000 in cash proceeds and $69,000 in Convertible Notes had been issued.

On August 8, 2013 the Board of Directors of the Company approved the sale of up to an additional 130,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $5.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. As of September 30, 2013, 130,000 subscriptions had been sold for $650,000 in cash proceeds.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

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With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested directors consent; and
•	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

DESCRIPTION OF TRANSACTIONS GIVING RISE TO THE S-1

The Company’s Board of Directors, by resolution unanimously passed on December 20, 2013, agreed to register 14,958,386 shares for various selling shareholders set forth on the Selling Shareholders Table which is set forth immediately below this description.

On November 15, 2013, Lustros Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with several accredited investors pursuant to which an initial closing has occurred with respect to which certain accredited investors purchased a total of 968,750 units at a purchase price of $.80 per unit, for a total purchase price of $775,000. Each unit (“Unit”) consists of five shares of common stock of the Company and one warrant to purchase a share of common stock of the Company (“Warrant”). The Unit Purchase Agreement allows for sales of up to $1,500,000 aggregate purchase price for the Units, and the Company may have one or more subsequent closings until it reaches the $1,500,000 limit.

The shares purchased in conjunction with the Units will be registered on a resale registration statement to be filed by the Company in conjunction with a registration rights agreement which was executed in connection with the Unit Purchase Agreement. This registration statement is required to be filed within 30 days of the closing date as contemplated by the Unit Purchase Agreement.

Each Warrant issued in connection with the units bears a $0.25 per share exercise price and expires on the third anniversary of the date of issuance. If at any time the volume weighted average price as reported on Bloomberg, LP on the OTCQB or other principal market for the Company’s common stock for one share of the Company’s common stock is more than $.50 (as adjusted for stock splits and reverse splits) for a period of thirty (30) consecutive calendar days, the Company, may, upon twenty (20) business days prior written notice, repurchase this Warrant in whole or in part, whether or not the actual Warrant is tendered to the Company, at a purchase price of $.001 per share represented by the portion of the Warrant being repurchased, which payment must be made by the Company to the Warrantholder no later than 5 PM Pacific standard time on the 15th business day following the date of tender of written notice by the Company to the Warrantholder to repurchase such Warrant.

The $1,500,000 limit was reached on December 9, 2013. Additional interest for this Unit Purchase Agreement has caused the Company to request an amendment to the Unit Purchase Agreement increasing the limit to $1,650,000. At the same time, the deadline to file this registration statement was extended to December 27, 2013. As of December 18, 2013 a total of $1,580,000 has been sold which is equal to a total of 9,875,000 shares of Common Stock and 1,975,000 warrants to purchase a share of Common Stock of the Company.

THE SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

The shares of common stock being offered by the selling stockholders are issuable to the selling stockholders pursuant to the terms of the Agreements set forth in “Description of Transactions Giving Rise to the S-1”. For additional information regarding the issuance thereof, see “DESCRIPTION OF TRANSACTIONS GIVING RISE TO THE S-1” in this prospectus. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column lists the number of shares of common stock anticipated to be beneficially owned by the selling stockholders following the offering, assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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The number of shares in the second column does not reflect this limitation (the "Maximum Percentage"). The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

	Shares Owned Before Offering (1)			Shares Owned After Offering (1)
Name and Address	Number	Percent (25)	Number of Shares Offered	Number	Percent (25)
Angelique de Maison 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	2,737,917	2.82%	2,737,917	–	0.00%
LV Ventures, Inc. (2) 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	6,000,000	6.17%	1,999,800	4,000,200	4.12%
Global Investments I, LLC (2) 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	5,518,182	5.68%	1,839,210	3,678,972	3.79%
Gonzalo Troncoso 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	6,933,174	7.14%	2,310,826	4,622,348	4.76%
Robert E. Dickey Children's Irrevocable Trust (3) 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	5,278,644	5.43%	1,759,372	3,519,272	3.62%
Patriot Land Cash Balance Pension Plan & Trust (4) 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	1,268,415	1.31%	422,762	845,653	0.87%
William Hlavin 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	120,000	0.12%	39,996	80,004	0.08%
Bass Energy, Inc. (5) 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	5,246,667	5.40%	1,748,714	3,497,953	3.60%
Trisha Malone 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	1,100,000	1.13%	366,630	733,370	0.75%
Larry Zielke 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	1,000,000	1.03%	333,300	666,700	0.69%
Todd Sluzas 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	200,000	0.21%	66,660	133,340	0.14%
Philip Kaffka & Andrea Kaffka, Jt. Ten 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	3,072,727	3.16%	1,024,139	2,048,588	2.11%
ZAAP LLC (6) 9025 Carlton Hills Blvd, Suite A Santee, CA 92071	927,273	0.95%	309,060	618,213	0.64%
Judd Alan Hansen (7) 1232 Rutland St Houston, TX 77008	1,500,000	1.54%	1,500,000	–	0.00%
Timothy J Unger (8) Houston, TX 77024 515 E Friar Tuck	750,000	0.77%	750,000	–	0.00%
Tau Holdings, LTD (9) #500, 1177 West Hasting Street Vancouver, BC, V6E 2K3, Canada	2,625,000	2.70%	2,625,000	–	0.00%
Simon Irish (10) 1 Union Square South, Apt. 14L New York, NY 10003	187,500	0.19%	187,500	–	0.00%
David Iverach (11) 11 Wigram Rd Glebe, NSW 2037, Australia	375,000	0.39%	375,000	–	0.00%
Joshua H. Landes (12) 740 West 232nd St Bronx, NY 10463	187,500	0.19%	187,500	–	0.00%
Serenity Now LLC (13) 716 Oak St Winnetka, IL 60093	562,500	0.58%	562,500	–	0.00%
Persephone Capital Partners, LLC (14) PO Box 198 E. Setauket, NY 11733	1,125,000	1.16%	1,125,000	–	0.00%
Gemini Master Fund (15) 619 South Vulcan, Suite 203 Encinitas, CA 92024	750,000	0.77%	750,000	–	0.00%
Donald Farley (16) PO Box 30, 740 Regan Rd. Bovina, NY 13740	187,500	0.19%	187,500	–	0.00%
Kevin S. Kennedy (17) 100 Blemker Road Reading, PA 19606	375,000	0.39%	375,000	–	0.00%
CRK Partners, LTD (18) 1200 Holliday Dr Apt 402 Ft. Lauderdale, FL 33316	750,000	0.77%	750,000	–	0.00%
GSB Holdings, Inc (19) 14179 Laurel Trail Wellington, FL 33414	750,000	0.77%	750,000	–	0.00%
David Naggar (20) 7746 Seward Park Ave S Seattle, WA 98118	375,000	0.39%	375,000	–	0.00%
Carol Morton (21) 365 West End Avenue, Apt 1303 New York, NY 10024	75,000	0.08%	75,000	–	0.00%
Tove Gaon (22) 1717 Avenue Road, # 606 Toronto, ON M5M OA2, Canada	150,000	0.15%	150,000	–	0.00%
A Eugene Kohn (23) 570 Park Avenue Apt C New York, NY 10065	375,000	0.39%	375,000	–	0.00%
W James Jewitt SEP IRA, Fidelity Investments Custodian (24) 100 Crosby Parkway Covington, KY 41015	750,000	0.77%	750,000	–	0.00%

	51,252,999	52.75%	26,808,386	24,444,613	25.16%

____________________

(1) Excludes preferred stock.

(2)  William Farley exercises control of these shares as the signatory.

(3) Benjamin Dickey exercises control of these shares as the trustee.

(4) Robert E. Dickey exercises control of these shares as the signatory.

(5) William Hlavin exercises control of these shares as the signatory.

(6) Philip and Andrea Kaffka exercise control of these shares as the managing members.

(7) Includes 250,000 shares issuable upon the exercise of outstanding warrants.

(8) Includes 125,000 shares issuable upon the exercise of outstanding warrants.

(9) Includes 437,500 shares issuable upon the exercise of outstanding warrants.  Alexander Lau exercises control of these shares as the Vice President of Tau Holdings, Ltd.

(10) Includes 31,250 shares issuable upon the exercise of outstanding warrants.

(11) Includes 62,500 shares issuable upon the exercise of outstanding warrants.

(12) Includes 31,250 shares issuable upon the exercise of outstanding warrants.

(13) Includes 93,750 shares issuable upon the exercise of outstanding warrants.  David Wersh excercises control of these shares as the authorized representative of Serenity Now LLC.

(14) Includes 187,500 shares issuable upon the exercise of outstanding warrants.  J. Lifton exercises control of these shares as the CEO/Managing Partner of Persephone Capital Partners, LLC.

(15) Includes 125,000 shares issuable upon the exercise of outstanding warrants. Steven Winters exercises control of these shares as the President of the Investment Manager to Gemini Master Fund.

(16) Includes 31,250 shares issuable upon the exercise of outstanding warrants.

(17) Includes 62,500 shares issuable upon the exercise of outstanding warrants.

(18) Includes 125,000 shares issuable upon the exercise of outstanding warrants. Charles R. Klewin exercises control of these shares as the General Partner of CRK Partners, Ltd.

(19) Includes 125,000 shares issuable upon the exercise of outstanding warrants. David H. Clarke exercises control of these shares as the Vice President of GSB Holdings, Inc.

(20) Includes 62,500 shares issuable upon the exercise of outstanding warrants.

(21) Includes 12,500 shares issuable upon the exercise of outstanding warrants.

(22) Includes 25,000 shares issuable upon the exercise of outstanding warrants.

(23) Includes 62,500 shares issuable upon the exercise of outstanding warrants.  Fidelity Investments exercises control of these shares as custodian.

(25) Percentage of ownership is based on 97,169,346 shares of common stock issued and outstanding as of December 20, 2013.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling shareholders as described in the “Description of Transactions Giving Rise to the S-1” on page 73. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $35,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of Lustros consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, par value of $0.001 per share, designated “Series A Preferred Stock.” Each share of Series A Preferred Stock is convertible at the option of the holder into 100 shares of Common Stock and is entitled to 100 votes per share on all matters submitted to the shareholders of Lustros. At December 18, 2013, there were outstanding 97,169,346 shares of Common Stock and 441,416 shares of Series A Preferred Stock.

Within the limits established by our amended and restated of incorporation, our board of directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the board of directors believes is in the best interests of our company. Our stockholders have no pre-emptive rights and any decision to issue additional shares of common stock or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

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Our board of directors has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and our by-laws, each of which are included as exhibits to the registration statement of which this prospectus forms a part and by the provisions of applicable law.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire board of directors. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, our common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of common stock have no preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Warrants

As of the date of this prospectus, we have 1,975,000 warrants issued and outstanding as a result of our November 2013 private placement. Each warrant bears a $0.25 per share exercise price and expires on the third anniversary of the date of issuance. If at any time the volume weighted average price as reported on Bloomberg, LP on the OTCQB or other principal market for the Company’s common stock for one share of the Company’s common stock is more than $.50 (as adjusted for stock splits and reverse splits) for a period of thirty (30) consecutive calendar days, the Company, may, upon twenty (20) business days prior written notice, repurchase this Warrant in whole or in part, whether or not the actual Warrant is tendered to the Company, at a purchase price of $.001 per share represented by the portion of the Warrant being repurchased, which payment must be made by the Company to the Warrantholder no later than 5 PM Pacific standard time on the 15th business day following the date of tender of written notice by the Company to the Warrantholder to repurchase such Warrant.

Series A Preferred Stock

We have authorized 10,000,000 shares of Preferred Stock, par value of $0.001 per share, designated “Series A Preferred Stock.” Each share of Series A Preferred Stock is convertible at the option of the holder into 100 shares of Common Stock, and is entitled to 100 votes per share on all matters submitted to the shareholders of the Company.

Utah Control Share Acquisition Act

The Company is not subject to this Act which is set forth at Control Shares Acquisitions Act (Utah Code Ann. § 61-6-1 et seq.) as it does not have its principal place of business in Utah.

Certificate of Incorporation and By-laws

Our amended and restated certificate of incorporation and by-laws include provisions that may have the effect of delaying or preventing a change of control or changes in our management. These provisions include:

•	the right of the board of directors to elect a director to fill a vacancy created by the resignation of a director or the expansion of the board of directors;

•	the prohibition of cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	the requirement for advance notice for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	the ability of the board of directors to issue, without stockholder approval, up to 9,558,584 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of common stock; and

•	the right of our board of directors to alter our bylaws without stockholder approval.

Transfer Agent

Our transfer agent is American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, UT 84111.

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LEGAL MATTERS

The legality of the shares of common stock offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of Philadelphia, PA.

EXPERTS

The financial statements as of December 31, 2012 and 2011 incorporated by reference in this prospectus have been so included in reliance on the report of De Joya Griffith, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to this offering. This prospectus, which is part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits and schedules attached to the registration statement for copies of the actual contract, agreement or other document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	Our annual report on Form 10-K for the year ended December 31, 2012;

•	Our quarterly reports on Form 10-Q for the period ended September 30, 2013.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to:

Lustros, Inc., 9025 Carlton Hills Blvd. Ste. A, Santee, CA 92071; Attn: Investor Relations.

We also file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Exchange Act. You may read and copy any materials that we may file without charge at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-Securities and Exchange Commission-0330 for further information on the operation of the Public Reference Room. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission also maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The other information we file with the Securities and Exchange Commission is not part of the registration statement of which this prospectus forms a part.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Securities and Exchange Commission registration fee	$967
Printing and engraving expenses	$–
Legal fees and expenses	$15,000
Accountant fees and expenses	$5,000
Total	$20,967

Item 14. Indemnification of Directors and Officers

Section 841 of the Utah Revised Business Corporation Act allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of the Utah General Corporation Law or obtained an improper personal benefit.

Our certificate of incorporation specifically limits each director’s personal liability, as permitted by Section 841 of the Utah Revised Business Corporation Act, and provides that if the Utah General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by Utah law

Section 841 of the Utah Revised Business Corporation Act provides, among other things, that a corporation may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the Utah law.

Item 15. Recent Sales of Unregistered Securities

Since January 1, 2013, Lustros has issued and sold the following securities in transactions exempt from registration under Section 4(2) of the Securities Act of 1933:

In January 2013 through September 2013, Magna Group LLC converted debt into 2,424,728 shares of Common Stock.

On March 1, 2013, the Company and Global Investments I, LLC (“Global”) entered into a Stock Purchase Agreement, whereby Global agreed to purchase 818,182 shares of Common Stock at a purchase price of $0.55 per share or net proceeds of $450,000. More information regarding this agreement can be found in the Company’s Form 8-K filed with the Commission on March 7, 2013.

On March 1, 2013, the Company and Angelique de Maison (“de Maison”) entered into a Stock Purchase Agreement, whereby de Maison agreed to purchase 181,818 shares of Common Stock at a purchase price of $0.55 per share or net proceeds of $100,000. More information regarding this agreement can be found in the Company’s Form 8-K filed with the Commission on March 7, 2013.

On April 22, 2013 the Board of Directors of the Company approved the sale of up to 100,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $10.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  On June 25, 2013 the Board of Directors of the Company approved increasing the number of Preferred Series “A’ Shares available for sale to 142,200. The Series A Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering was September 30, 2013, and a total of 142,200 Series “A” Shares for a total of $1,422,000 have been subscribed for to date, $950,000 were received in cash proceeds and $472,000 were settled against related party notes..  The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever.

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On June 25, 2013 the Board of Directors of the Company approved the sale of up to an additional 50,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $17.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In addition, the Board of Directors of the Company approved the sale of Convertible Notes bearing interest at the rate of 10% per annum redeemable in 18 months or convertible after six months into shares of the Company’s Common Stock at a price equal to 60% of the average of the variable weighted average price for the 10 trading days prior to the date of conversion. As of September 30, 2013, 19,176 subscriptions had been sold for $326,000 in cash proceeds and $69,000 in Convertible Notes had been issued.

On August 8, 2013 the Board of Directors of the Company approved the sale of up to an additional 130,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $5.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. As of September 30, 2013, 130,000 subscriptions had been sold for $650,000 in cash proceeds.

These issuances were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) as transactions not involving a public offering. The purchasers represented to the Company that they were "accredited investors" and made customary investment representations.

No underwriting discounts or commissions were paid in connection with any of these issuances.

On November 15, 2013, Lustros Inc. entered into a Unit Purchase Agreement with several accredited investors to purchase Units (“Unit”) at a purchase price of $.80 per Unit. Each Unit consists of five shares of common stock of the Company and one warrant to purchase a share of Common Stock of the Company. The Unit Purchase Agreement allowed for sales of up to $1,500,000 aggregate purchase price for the Units, and for the Company to have one or more subsequent closings until it reached the $1,500,000 limit. The $1,500,000 limit was reached on December 9, 2013. Additional interest for this Unit Purchase Agreement has caused the Company to request an amendment to the Unit Purchase Agreement increasing the limit to $1,650,000. As of December 18, 2013 a total of $1,580,000 has been sold which is equal to a total of 9,875,000 shares of Common Stock and 1,975,000 warrants to purchase a share of Common Stock of the Company.

Axiom Capital Management, Inc. acted as sole placement agent in connection with this financing and received a 9% commission.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description
3.1(a)	Certificate of Incorporation. Incorporated by reference to the Registration Statement on Form 10-SB filed on April 4, 2000.
3.1(b)	Certificate of Amendment to the Articles of Incorporation. Incorporated by reference to the Registration Statement on Form 10-SB filed on April 4, 2000.
3.1(c)	Certificate of Amendment to the Articles of Incorporation. Incorporated by reference as part of our Quarterly Report on Form 10-QSB filed on November 14, 2002.
3.1(d)	Certificate of Amendment to the Articles of Incorporation. Incorporated by reference as part of our Current Report on Form 8-K filed on April 9, 2003.
3.1(e)	Certificate of Amendment to the Articles of Incorporation. Incorporated by reference as part of our Registration Statement on Form SB-2 filed on May 22, 2007.
3.1(f)	Certificate of Amendment to the Articles of Incorporation. Incorporated by reference as part of our Registration Statement on Form 10-QSB filed on May 21, 2012.
3.1(g)	Certificate of Amendment to the Articles of Incorporation, dated August 20, 2012.
3.2	Bylaws. Incorporated by reference as part of our Quarterly Report on Form 10-QSB filed on May 21, 2012.
5.1	Opinion of Jolie Kahn, Esq.
10.1	Share Exchange Agreement between Power-Save Company, Bluestone S.A. and the Bluestone S.A. Shareholders dated March 9, 2012. Incorporated by reference as part of Form 8-K filed on March 12, 2012.
10.2	Asset Purchase Agreement between Power-Save Energy Company/Lustros, Inc. and Michael Forster and SLO 3 Holdings, Inc. dated March 25, 2012. Incorporated by reference as part of our Quarterly Report on Form 10-QSB filed on August 20, 2012.
10.3	Amended and Restated Share Exchange Agreement between Lustros, Inc., Bluestone S.A. and the Bluestone S.A. Shareholders dated October 21, 2012. Incorporated by reference as part of Form 8-K filed on October 24, 2012.
10.4	Agreement between Procesamiento de Relaves Pudahuel Limitada dba Mineraltus Pudahuel Ltd., and Nueva Pudahuel S.A. dba Sociedad Minera dated October 18, 2012. Incorporated by reference as part of our Quarterly Report on Form 10-QSB filed on November 14, 2012.
10.5	Stock Purchase Agreement Lustros, Inc. and Global Investments I, LLC dated March 1, 2013. Incorporated by reference as part of Form 8-K file with the Commission on March 7, 2013.
10.6	Stock Purchase Agreement Lustros, Inc. and Angelique de Maison dated March 1, 2013. Incorporated by reference as part of Form 8-K filed with the Commission on March 7, 2013.
10.7	Form of Purchase Agreement dated November 15, 2013 between Lustros, Inc. and various Investors. Incorporated by reference as part of our Current Report on Form 8-K, dated November 15, 2013.
10.8	Form of Warrant. Incorporated by reference as part of our Current Report on Form 8-K, dated November 15, 2013.
10.9	Form of Registration Rights Agreement. Incorporated by reference as part of our Current Report on Form 8-K, dated November 15, 2013.
10.10	Form of Amendment to the Form of Purchase Agreement, originally dated November 15, 2013.
16.1	Letter from Gruber & Company, LLC to the Securities and Exchange Commission regarding statements included in Form 8-K/A, incorporated by reference as part of Form 8-K/A filed on July 13, 2012.
21.1	Subsidiaries. Incorporated by reference as part of our Quarterly Report on Form 10-K filed on April 16, 2013
23.1	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)
23.2	Consent of De Joya Griffith, LLC

The following materials from the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 and from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, formatted in eXtensible Business Reporting Language: (i) the Condensed Balance Sheets, (ii) the  Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows and (v) the Notes to Condensed Financial Statements, as follows:

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B (Section 430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Santee, California, on the 27th day of December, 2013.

LUSTROS, INC.

By: /s/ William Farley
William Farley, Principal Executive Officer

Date: December 27, 2013

By: /s/ Trisha Malone
Trisha Malone, Principal Financial Officer and Principal Accounting Officer.

Date: December 27, 2013

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Farley	Director	December 27, 2013

/s/ Zirk de Maison	Director	December 27, 2013

/s/ William Hlavin	Director	December 27, 2013

/s/ Robert Dickey	Director	December 27, 2013

/s/ Todd Sluzas	Director	December 27, 2013

/s/ Martin Pajor	Director	December 27, 2013

/s/ Richard Berman	Director	December 27, 2013

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